Exhibit 2.1

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT

OF

THREE LIONS ENTERTAINMENT, LLC

A DELAWARE LIMITED LIABILITY COMPANY

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

LIMITED LIABILITY COMPANY AGREEMENT

OF

THREE LIONS ENTERTAINMENT, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This LIMITED LIABILITY COMPANY AGREEMENT of THREE LIONS ENTERTAINMENT, LLC (the “Company”), is made as of March 18, 2013 (the “Effective Date”) by and among RICHARD BECKMAN (“Beckman”), JOEL A. KATZ (“Katz”), SIMON WORLDWIDE INC. a Delaware corporation (“Simon”), and OA3, LLC (“Yucaipa” and, together with Simon, the “Y-S Investors”) (with each of Beckman, Katz and Simon exclusively constituting the Members of the Company as of Effective Date), and each other Person who becomes a Member after the Effective Date in accordance with the terms of this Agreement.

WHEREAS, the Company was formed pursuant to the Act by filing a Certificate of Formation on August 31, 2012; and

WHEREAS, the Members desire to enter into this Agreement governing their respective rights and obligations as Members of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. Capitalized terms used herein without definition have the meanings set forth in Article 1 of this Agreement. When used in this Agreement, the following terms shall have the following meanings:

“Act” means the Delaware Limited Liability Act, Delaware Code Annotated Title 6, § 18-101 et seq., as the same may be amended from time to time.

“Additional Capital Contributions” has the meaning set forth in Section 4.4.2.

“Affiliate” means, with respect to a specified Person: (i) any Person that directly or indirectly through one or more intermediaries, alone or through an affiliated group, Controls, is Controlled by, or is under common Control with, such specified Person; (ii) any Person that, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of fifty percent (50%) or more of any class of equity securities; or (iii) any spouse, parent, child, descendant or sibling of the specified Person. Without limiting the foregoing, no Member will be considered an Affiliate of the Company or any other Member solely by reason of a Member’s Membership Interest in the Company or appointment of a representative to serve on the Executive Board of the Company.

“Agreement” means this Limited Liability Company Agreement, as originally executed and as the same may be amended from time to time.

“Assumed Tax Rate” means the highest combined U.S. federal, state and local income tax rate applicable to an individual (or if higher, a corporation) resident or located within in the City of New York and the State of New York, taking into account the character (e.g. long-term or short-term capital gain or ordinary or tax-exempt) of the applicable income and taking into account the deductibility of state and local income taxes as applicable at the time for U.S. federal income tax purposes and any limitations thereon.

“Available Operating Cash” means, for any period, cash available for distribution as determined by Special Approval of the Executive Board.

“Available Transaction Cash” means all cash and cash equivalents held by the Company following a Major Transaction, less (i) payment and satisfaction in full of all Company Loans and any Yucaipa Loan then outstanding, less (ii) the amount of any cash reserves retained during such period by the Company in regards to any actual or contingent liabilities relating to the Major Transaction or a prior Major Transaction (and not released by the Company) all as determined by Special Approval of the Executive Board, less (iii) any cash or cash equivalents held by the Company immediately preceding a Major Transaction which is not otherwise deemed to be Available Transaction Cash by Special Approval of the Executive Board.

“Beckman” means Richard Beckman, in his individual capacity, and any Permitted Transferee thereof.

“Beckman Employment Agreement” means that certain Employment Agreement between the Company and Richard Beckman in the form attached hereto as Exhibit G and incorporated herein by reference.

“Board Member” has the meaning set forth in Section 5.2.1.

“Budget Period” has the meaning set forth in Article 6 hereof.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Business Plan and Budget” has the meaning set forth in Article 6 hereof.

“Capital Account” has the meaning set forth on Exhibit C of this Agreement.

“Capital Call Notice” has the meaning set forth in Section 4.4.2 hereof.

“Capital Contribution” means, with respect to each Member: (i) the Initial Capital Contribution required to be contributed in cash to the Company as defined and provided under Section 4.3 and as listed on Exhibit B by such Member; (ii) the Second Capital Contribution required to be contributed in cash to the Company as defined and provided under Section 4.3 and as listed on Exhibit B by such Member; (iii) the Third Capital Contribution required to be contributed in cash to the Company as defined and provided under Section 4.3 and as listed on Exhibit B by such Member; and (iv) each Additional Capital Contribution contributed to the Company by such Member from time to time, if any. Pre-Effective-Date Contributions shall not be Capital Contributions for purposes of this definition.

“Certificate of Formation” means the Certificate of Formation for the Company originally filed with the Delaware Secretary of State on August 31, 2012 and as subsequently amended from time to time.

“Change of Control Transaction” means: (i) an acquisition by any Person or group of Persons of, or the entering into of a definitive agreement with the Company by any Person or group of Persons to acquire, the outstanding equity interests of the Company in a transaction or series of or transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership of more than 50% of the combined equity interests or Voting Power of the Company; or (ii) the execution of a definitive agreement providing for a tender offer, merger, consolidation or reorganization, or series of such related transactions, involving the Company, unless both (1) the Members, immediately before such transaction or transactions, will beneficially own immediately after such transaction or transactions at least 50% of the combined equity interests or Voting Power of the Company (or, if the Company will not be the surviving entity in such merger, consolidation or reorganization, such surviving entity), and (2) the Company is not subject to an agreement that contemplates that individuals who are then Board Members of the Company will constitute less than a majority of the Board Members of the Company (or such surviving entity, as the case may be) after the closing of such transaction.

“Class E Units” means that certain class of Units granted to a Holder from time to time by the Executive Board that participate in Distributions upon the occurrence of certain events as described in Section 4.1.3, but having no voting or other rights of a Member hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

“Company” means Three Lions Entertainment, LLC, a Delaware limited liability company.

“Company Business” means the worldwide development, production, ownership, exhibition, conduct, broadcast, distribution and other exploitation of (i) shows and events which are broadcast via television, internet, mobile, digital, or other channels of media or means of communications and (ii) related content or entertainment product and (iii) all ancillary rights associated with those activities contemplated under sub-clauses (i) and (ii) above.

“Company Loans” has the meaning set forth in Section 4.4.4.

“Company Opportunities” has the meaning set forth in Section 3.8.2.

“Company Projects” means those endeavors, activities and projects which are (i) to be initially undertaken by the Company in the conduct of the Company Business as more particularly described and contemplated in the Company’s Business

Plan and Budget and (ii) hereafter undertaken by the Company in the conduct of the Company Business as shall be approved by the Executive Board. The initial Company Projects shall consist of those intended approximately annually re-occurring (a) licensed “Fashion Rocks” events and programs the first of which is intended to be televised in 2014 from Las Vegas, Nevada, or New York New York, (b) licensed “Movies Rock” events and programs the first of which is intended to be televised in 2015 from Los Angeles, California, and (c) “Global Music Awards” events and programs to be conducted within and initially televised in 2015 from a geographic location within the Middle Eastern, Far Eastern, Asian or South American regions of the world, each as described and contemplated in the Company’s Business Plan and Budget. The Members further acknowledge and agree that the Company Projects may, with the approval of the Executive Board, encompass approximately annually re-occurring shows and programs tentatively entitled “The Rolling Stone Music Awards”, “Sports Rocks”, “Fashion Rocks International”, “Broadway Rocks” and “The Year in Review” many of which programs, if so approved and undertaken, will be conducted under appropriate license arrangements with Persons owning the relevant and applicable intellectual property.

“Common Units” means those certain Units referenced and designated as such under this Agreement as issued to each of Beckman and Katz as of the Effective Date which shall participate in Distributions upon the occurrence of certain events as described in Section 4.1.2 and shall have those voting or other rights of a Member all as set forth hereunder.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and “Controls” or “Controlled by” shall have correlative meanings as used hereunder.

“Co-Sale Right” has the meaning set forth in Section 9.2.2.

“Covered Person” has the meaning set forth in Section 8.2.

“Default Amount” has the meaning set forth in Section 4.4.5.

“Default Funding Members” has the meaning set forth in Section 4.4.5.

“Defaulting Member” has the meaning set forth in Section 4.4.5.

“Designated Executive Board” has the meaning set forth in Section 4.4.6 hereof.

“Dissolution Event” has the meaning set forth in Section 11.1.

“Distribution” has the meaning set forth in Section 7.1.

“Distribution Date” has the meaning set forth in Section 7.1.

“EBITDA” means for any period, the Company’s earnings generated before deduction for any interest, taxes, depreciation or amortization all as shall be determined by the accountants then regularly serving the Company in conformity with US Generally Accepted Accounting Principles as consistently applied which determination shall be final, binding and conclusive upon the Company and its members absent manifest or patent error or mistake.

“Economic Interest” means a Member’s or Holder’s share of the Company’s net income, net losses, gains, deductions, credit or similar items, and the right to receive distributions from the Company pursuant to this Agreement and the Act, but will not include any other rights of a Member, including the right to vote or participate in the management of, or any right to information concerning, the business and affairs of the Company.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Executive Board” has the meaning set forth in Section 5.1.

“Fiscal Year” means the Company’s fiscal year, which will be the twelve months ending December 31, unless and until changed by the Executive Board.

“Forfeited Units” has the meaning set forth in Section 4.4.5.

“Funding Default” has the meaning set forth in Section 4.4.5 hereof.

“Funding Share” has the meaning set forth in Section 4.4.5 hereof.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

“Holder” means a Person who is the record owner of any Investor Units, Common Units, Class E Units or any Units in the Company approved by the Executive Board from time to time in accordance with this Agreement; provided, however, that no Holder will be a Member unless and until such Holder has been admitted as a Member in accordance with the terms of this Agreement. For avoidance of doubt, Holders of Class E Units will not be Members of the Company solely by virtue of holding such Class E Units.

“Indemnifying Member” has the meaning set forth in Section 8.4.

“Initial Capital Contribution” has the meaning set forth in Section 4.3.

“Initial Members” means each of Simon, Beckman and Katz and, if admitted pursuant to Section 4.3 hereof, Yucaipa.

“Investment Bank” has the meaning set forth in Section 13.16.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investor Board Member” has the meaning set forth in Section 5.2.1 hereof.

“Investor Units” means the class of Units issued to the Initial Members in respect of their Capital Contributions, having the rights to distributions, allocations and voting rights set forth in this Agreement. Each Initial Member will initially have the number of Investor Units as set forth opposite its or his name on Exhibit A hereto, which will be amended from time to time as set forth in Section 13.6 following the issuance of any new Investor Units, the admission of any new Member, or the transfer of any Investor Units by an Initial Member in accordance with this Agreement.

“Junior Units” means the Class E Units and any Units hereafter issued by the Executive Board in conformity with this Agreement which are designated as Junior Units.

“Katz” means Joel A. Katz, in his individual capacity, and any Permitted Transferee thereof.

“Lender” has the meaning set forth in Section 4.4.3.

“Losses” has the meaning set forth in Section 8.2.

“Major Transaction” means any sale, transfer, exchange, disposition, merger, recapitalization, Change of Control Transaction, liquidation, dissolution, or other similar transaction, event or undertaking regarding the Company or all or substantially all of the Company’s assets or business.

“Majority in Interest” and/or “Majority Vote” mean: (i) in the case of a vote of the Members, the affirmative vote or consent of any Member(s) whose Voting Power, in the aggregate, exceed(s) fifty percent (50%) of the aggregate Voting Power of (a) all of the Members having voting rights or (b) a particular group of Members, as the context requires; and (ii) in the case of a vote of the Executive Board, the affirmative vote or consent of a majority of the Board Members entitled to vote on a particular matter.

“Management Member” means Beckman and any other Member who is an employee of the Company so long as Beckman or such other employee, as applicable is employed by the Company or serves on the Executive Board.

“Mandatory Capital Contributions” has the meaning set forth in Section 4.4.2.

“Matching Offer” has the meaning set forth in Section 9.2.1(b).

“Maximum Member Funding Amount” means, with respect to each Member, such Member’s obligation to make aggregate Capital Contributions to the Company in the amount set forth opposite such Member’s name on Exhibit B (including additional Mandatory Capital Contributions, if any, pursuant to Section 4.4.2); provided, however, that no Transfer to a Permitted Transferee or Funding Default by a Member will release such Member from its obligation to make the aggregate Capital Contributions set forth opposite such Member’s name on Exhibit B in accordance with the terms of this Agreement.

“Member” means each Initial Member, so long as such Initial Member holds a Membership Interest in the Company, and each Person who is hereafter admitted as a member in accordance with the terms of this Agreement and the Act.

“Membership Interest” means a Member’s entire interest in the Company (including the Member’s Units, Economic Interest, Voting Power, the right to vote on or participate in the management of the Company, and the right to receive information concerning the business and affairs of the Company).

“Net Income” and “Net Losses” have the meanings set forth on Exhibit C of this Agreement.

“New Funding Members” has the meaning set forth in Section 4.4.5.

“New Ownership Interest” has the meaning set forth in Section 4.5.1.

“Objectionable Transferee” means any Person that engages in a business that is in direct or indirect competition with the Company, as determined in good faith by the Executive Board.

“Offer” has the meaning set forth in Section 9.2.1(a).

“Offered Interest” has the meaning set forth in Section 9.2.1(a).

“Offered Terms” has the meaning set forth in Section 9.2.1(a).

“Other Interests” has the meaning set forth in Section 3.8.3.

“Participating Interests” means, with respect to the preemptive rights set forth in Section 4.5 or the co-sale rights set forth in Section 9.2.2, in which a class or classes of Units are entitled to participate, that percentage of the total Units in the Company so entitled to participate represented by the ratio of (i) such Member’s Units in the Company so entitled to participate to (ii) the total outstanding Units in the Company so entitled to participate.

“Participating Members” has the meaning set forth in Section 9.2.1(b).

“Participating Units” means, as of a particular date, Investor Units and Common Units that are eligible to participate in Distributions pursuant to Section 7.1 or would be eligible to participate if all Available Operating Cash and Available Transaction Cash at such date were distributed pursuant to Section 7.1 on such date.

“Penalty Units” has the meaning set forth in Section 4.4.5.

“Percentage Interest” means: with respect to any Distribution (and as of the applicable Distribution Date), allocation or calculation, a Member’s or Holder’s percentage of the total Units in the Company entitled to participate in such Distribution, allocation or calculation represented by the ratio of (i) such Member’s or Holder’s Units in the Company entitled to participate in such Distribution, allocation or calculation to (ii) the total outstanding Units in the Company of all Members and Holders entitled to participate in such Distribution, allocation or calculation.

“Permitted Transferee” means: (i) a trust, partnership or other entity formed primarily for estate or family planning purposes (such as a family limited partnership) (collectively, a “Trust”) that is solely for the benefit of a Member who is a natural person, a spouse or former spouse of such a Member, one or more of the ancestors or descendants of such a Member’s parents, or one or more of the ancestors or descendants of such a Member’s spouse’s or former spouse’s parents (irrespective of the age of such ancestors or descendants), if and so long as the terms of such Trust prohibit the distribution or other Transfer, free and clear of the Trust, of the Membership Interest (or any portion thereof) to a Person other than such a Member or a Person described in this sub-clause (i); (ii) if the Transfer occurs upon, as a result of, or in connection with the death of a Member, any of the Persons described in clause (i) above or any other Person entitled to inherit or receive property or assets by will or the under applicable laws of intestacy, descent and/or distribution (except a Person that is a creditor or competitor of the Company, as determined in good faith by the Executive Board); (iii) any Affiliate of Yucaipa; or (iv) any Affiliate of a Member if such Member (or the sole shareholder of the Member) owns more than fifty percent (50%) of the outstanding equity interests (in terms of both voting power and value) in the Affiliate, except that a transfer to an Objectionable Transferee under clauses (i) through (iv) will not be considered a transfer to a Permitted Transferee, provided, however, that any subsequent Transfer of any outstanding equity interest in the Affiliate, other than to any of the Persons described in clause (i), (ii), (iii) or (iv) above, will not be considered or permitted as a Transfer to a Permitted Transferee.

“Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other legal recognized and respected entity.

“Pre-Effective-Date Contribution” has the meaning set forth in Section 4.1.2(a).

“Preemptive Right” has the meaning set forth in Section 4.5.1.

“Principal Seller” has the meaning set forth in Section 9.2.3.

“Proprietary Information” has the meaning set forth in Section 12.9.

“Qualified IPO” means an initial public offering following a conversion to a corporation, shares of which are then trading on a national securities exchange.

“Related Agreement” means any employment agreement, consulting agreement, Unit grant or subscription agreement or similar agreement between the Company and an executive, officer, employee or consultant of the Company or any separate written agreement addressing the provision of goods or services between the Company and a Member or Holder.

“Required Capital Contribution” has the meaning set forth in Section 4.4.2 hereof.

“Required Sale” has the meaning set forth in Section 9.2.3.

“Required Sale Notice” has the meaning set forth in Section 9.2.3.

“Right of First Refusal” has the meaning set forth in Section 9.2.1(a).

“Sale Proposal” has the meaning set forth in Section 9.2.3.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Second Capital Contribution” has the meaning set forth in Section 4.3.2(a).

“Second Capital Contribution Deadline” has the meaning set forth in Section 4.3.2(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Units” means any Units of the Company other than Junior Units.

“Simon” means Simon Worldwide, Inc., a Delaware corporation, and its respective Permitted Transferees, collectively.

“Special Approval” shall mean the unanimous and affirmative approval given at a meeting or in writing by either (i) all Board Members or (ii) all Members owning any Investor Units or Common Units, in either case, which may be given or withheld in the sole discretion of such Board Members or Members, as applicable.

“Subsidiary” shall mean any Person controlled by the Company.

“Tax Matters Member” means Simon, until and unless Yucaipa is admitted as a Member, following which time “Tax Matters Member” shall mean Yucaipa.

“Tax Distributions” has the meaning set forth in Section 7.2.

“Taxable Year” means the taxable year of the Company determined under Section 706 of the Code.

“Third-Party Transferee” has the meaning set forth in Section 9.2.1(a).

“Third Capital Contribution” has the meaning set forth in Section 4.3.2(b).

“Third Capital Contribution Deadline” has the meaning set forth in Section 4.3.2(b).

“Threshold Event” means, with respect to any one or more of the particular Class E Units issued by the Company from time to time, the occurrence of those events consisting of (i) Holders of the Investor Units and the Common Units issued on the Effective Date (and/or such other Senior Units designated by the Executive Board in connection with the granting or issuance of the applicable Class E Units), or such Holder’s successor in interest, having received cumulative cash and other property distributions from the Company pursuant to Section 7.1 or Section 11.4 and/or, cash payments or other consideration from the Company or any other Person in respect of such Investor Units and Common Units in one or more transactions (whether as a consequence of distributions pursuant to Section 7.1 or Section 11.4, a Transfer of such Investor Units or Common Units by such Holders in accordance with this Agreement, or in a liquidation of the Company or other such liquidity event with respect to such Investor Units or Common Units) in an amount determined and established by the Executive Board in connection with the granting or issuance of such Class E Units and (ii) such other terms and conditions as shall be determined and established by the Executive Board in connection with the issuance of such Class E Units. It is intended that the Class E Units will qualify as “profits interests” for U.S. federal income tax purposes. Accordingly, the aforementioned amount determined by the Executive Board shall be computed in a manner such that any issued Class E Unit qualifies upon issuance as a “profits interest” for purposes of IRS Revenue Procedures 93-27, 1993-2 C.B. 343 and 2001-43, 2001-2 C.B. 91 (or any successor rules or regulations) as of the date of such issuance. The Holder of any Class E Unit agrees, by receipt of such Class E Unit, to make a timely election pursuant to Section 83(b) of the Code with respect to such issuance. The Company shall have no obligation to distribute non-cash illiquid property to any Holders of the Investor Units or the Common Units (or any other designated Senior Units); provided that if the Company does so, the amount of any non-cash distribution or consideration shall be the fair market value of such property.

“Transfer” has the meaning set forth in Section 9.1.1.

“Transferring Member” has the meaning set forth in Section 9.2.1(a).

“Transfer Notice” has the meaning set forth in Section 9.2.1(a).

“Units” means the units of all classes of equity issued by the Company approved by the Executive Board, each such class of equity representing the right to receive distributions pursuant to the terms of this Agreement and granting the Holder such other rights and privileges as set forth in this Agreement. The Units will initially consist of the Investor Units, the Common Units, and the Class E Units. Initially, none of the classes of Units will be represented by certificates. If the Executive Board determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by such certificates. The number of Units initially issued to each Member or Holder thereof is set forth opposite such Member’s or Holder’s name on Exhibit A (as such Exhibit may be amended from time to time by the Executive Board.

“Unrecovered Capital Balance” means, with respect to a Member, the total Capital Contributions if any, made by such Member in respect of its Investor Units, pursuant to Sections 4.3, 4.4 or 4.5, reduced by the total amount distributed to such Member and its Permitted Transferees pursuant to Section 7.1 (or Section 11.4 as it incorporates Section 7.1).

“Voting Power” means, with respect to any Member, the votes set forth next to such Member’s name on Exhibit A hereto; provided that from and after the date that Simon holds less than 75% of the Investor Units it held immediately after the Third Capital Contribution Deadline, Voting Power shall mean one vote per Investor Unit on any matter with respect to which holders of Investor Units are entitled to vote.

“Wire Account” has the meaning set forth in Section 4.3.1.

“Y-S Investors” has the meaning set forth in the preamble hereto.

“Yucaipa” means OA3, LLC and its respective Permitted Transferees, collectively.

“Yucaipa Loan” has the meaning set forth in Section 4.4.3.

1.2 Interpretation. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) “amended,” with reference to a law, statute, rule or regulation, is deemed to be followed by “from time to time”; (v) “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause, or other subdivision; (vi) “desirable” includes “necessary,” “convenient” and “incidental”; and (vii) “including” and “includes,” when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by “, but not limited to,” and “, but is not limited to,” respectively.

ARTICLE 2

ORGANIZATIONAL MATTERS

2.1 Formation. Pursuant to the Act, the Company was formed under the laws of the State of Delaware by filing a Certificate of Formation with the Delaware Secretary of State and is ratified by the Initial Members by entering into this Agreement. The rights and liabilities of the Members will be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement will, to the extent permitted by the Act, control.

2.2 Name. The name of the Company will be “Three Lions Entertainment, LLC.” The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Executive Board deems appropriate or advisable. The Members will cause the Company to file any fictitious name certificates and similar filings, and any amendments thereto, that the Executive Board considers appropriate.

2.3 Office and Agent. The Company will continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. The principal office will be as the Executive Board from time to time may determine. The Company also may have such offices, anywhere within and without the State of Delaware, as the Executive Board from time to time may determine, or the business of the Company may require. The registered agent will be as stated in the Certificate of Formation.

2.4 Addresses of the Members. The respective addresses of the Members are set forth in Exhibit F.

2.5 Purpose of the Company. The purpose of the Company is to engage in the Company Business and to engage in any lawful act, business or activity for which limited liability companies may be organized under the Act and that the Executive Board approves. The Company will have the power to do any and all acts necessary or advisable for the furtherance of its business and activities.

2.6 Term. The term of the Company will be perpetual. The Company will be dissolved and its affairs wound up only in accordance with Article 11.

2.7 Foreign Qualification. The Executive Board will cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Executive Board, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Executive Board may, and, at the request of the Executive Board or any officer, each Holder will, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.8 No Partnership. Except as set forth below, the Members intend that the Company will not be a partnership (including a limited partnership) or joint venture, and that no Member, Holder, Board Member or officer will be a partner or joint venturer of any other Member, Holder, Board Member or officer for any purposes, and this Agreement will not be construed to the contrary. The Members intend that the Company will be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member, Holder and the Company will file all tax returns and will otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Company will not make any election to be treated as a corporation for federal and, if applicable, state income tax purposes, except with the required approval of the Executive Board.

2.9 Representations and Warranties. Each Initial Member, as of the Effective Date, and each Member who becomes a Member after the Effective Date in accordance with the terms of this Agreement, on the date such other Member is admitted as a Member hereunder, hereby represents and warrants severally, and not jointly to the Company and the other Members, as follows:

2.9.1 Accredited Investor. Such Member is fully aware and acknowledges that: (i) the offering and sale of Units in the Company have not been and will not be registered under the Securities Act and are being made in reliance upon federal and state exemptions for transactions not involving a public offering; and (ii) the Company will not be registered as an investment company under the Investment Company Act in reliance upon an exemption therefrom. In furtherance thereof, such Member represents and warrants that it is an “accredited investor” (as defined in Regulation D under the Securities Act).

2.9.2 No Distribution. Such Member’s Units in the Company are being acquired for its, his or her own account solely for investment and not with a view to resale or distribution thereof.

2.9.3 Experience. Such Member (either alone or together with any advisors retained by such Member in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing its Units, and is able to bear the economic risk of its investment in the Company for an indefinite period of time, including a complete loss of capital.

2.9.4 Entity Organization and Authorization; No Conflict. Such Member, if it is an entity, is duly incorporated, organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation and the execution, delivery and performance by it of this Agreement is within its powers, has been duly authorized by all necessary corporate or other action on its behalf, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of its properties is bound. This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

2.9.5 Individual Authority. If such Member is an individual, the execution, delivery and performance by such Member of this Agreement is within such Member’s legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of his or her properties is bound. If such Member is an individual, such Member’s Membership Interest is not being obtained with community property, to the extent applicable to such Member. This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

ARTICLE 3

MEMBERS

3.1 Limited Liability. Except as expressly set forth in this Agreement or required under the Act, no Member or officer will be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member or an officer of the Company. In no event will any Member (or former Member) be obligated to guarantee any indebtedness or other obligations of the Company at any time outstanding or have any liability for the repayment or discharge of the debts and obligations of the Company or for the repayment of any capital contribution of any other Member.

3.2 Remuneration to Members. Except as otherwise provided in this Agreement or as provided by a separate written agreement approved by the Executive Board, no Member is entitled to remuneration for being a Member of the Company.

3.3 Voting Rights. Except as provided in this Agreement or the Certificate of Formation, Members will have no voting, approval or consent rights with respect to any matter, act, decision or document involving the Company or its business.

3.4 Admission of Additional Members. No new or substitute Members may be admitted to the Company, except pursuant to the express provisions of this Agreement, including for the sake of clarity Section 4.3 hereof. Unless so admitted to the Company as a Member, no Person will be, or will be considered, a Member. The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives). The Company will not be required to deal with any other Person (other than, with respect to distributions to assignees pursuant to assignments in compliance with Article 9) merely because of an assignment or transfer of an Economic Interest to such Person. Any Distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, or to the assignee of the right to receive Company distributions as provided herein, will relieve the Company of all liability to any other Person who may be interested in such Distribution by reason of any other assignment by the Member or for any other reason.

3.5 Withdrawals or Resignations. No Member may withdraw from the Company except pursuant to Article 9.

3.6 Members Are Not Agents; No Management Authority. Pursuant to Article 5, the management of the Company is vested in the Executive Board. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind or execute any instrument on behalf of the Company. The Members will have no power to participate in the management of the Company except as expressly authorized by this Agreement or except as expressly required by the Act.

3.7 Members’ Meetings; Quorum; Votes. The Executive Board, any one or more of the Initial Members or any Member holding twenty-five percent (25%) or more of the total issued and outstanding Voting Power of all Investor Units or Common Units may call for a meeting of the Members from time to time by written notice to the Executive Board and the other Members; provided, however, that meetings of the Members will not otherwise be required. The Members’ meetings will take place at such location as may be designated by the Executive Board or the Member entitled to and calling for such meeting. At any Members’ meeting, the Executive Board shall appoint an individual to preside at the meeting and an individual to act as secretary of the meeting. The secretary of the meeting will prepare minutes of the meeting, which will be placed in the minute books of the Company. The Members may make use of telephones and other electronic devices to hold meetings if each Member may simultaneously participate with the other Members with respect to all discussions and votes of the Members. The Members may act without a meeting if the action to be taken is reduced to writing and approved and signed in advance by Members holding Units sufficient under the provisions of this Agreement and the Act to authorize or take such action at a meeting of the Members, provided that reasonable prior notice of any such action to be taken will be sent to each Member. The presence in person or by proxy of Members holding a Majority in Interest of all Investor Units and Common Units will constitute a quorum. Unless otherwise provided herein or under applicable law, each Member will be entitled to cast the number of votes represented by the Voting Power of each Investor Unit or Common Unit it, he or she holds as specified on Exhibit A hereto. Except as otherwise expressly required or provided in this Agreement, the affirmative vote of a Majority in Interest of all Holders of Investor Units and Common Units will be the act of the Members.

3.8 Devotion of Time; Company Opportunities; Other Interests.

3.8.1 Devotion of Time. Except as set forth in Section 5.3, a Related Agreement or other written agreement between the Company and a Member, the Members (in their capacities as Members) are not obligated to devote all of their time or business efforts to the affairs of the Company.

3.8.2 Company Opportunities. No Management Member may, without the consent of the Executive Board, do any of the following: (i) own, acquire, operate, or participate in any way directly or indirectly in the ownership, acquisition or operation of any business or activity included within the Company Business (collectively “Company Opportunities”); or (ii) act as a finder, agent or advisor for any other Person engaging or proposing to engage in Company Opportunities, other than through the Company.

3.8.3 Company Projects. Subject to and not in limitation of Sections 3.8.2, 12.9, and 12.10, all Members agree to (i) conduct and present all activities and endeavors that directly relate to and involve complimentary or similar activities or projects to any previously conducted, pending, previously approved or contemplated Company Project solely through and to the Company; it being intended that the Company (and the Members through their ownership of the Company) shall be the sole beneficiary(ies) of any conduct of a Company Project. Notwithstanding the foregoing but in all events subject to their compliance with Sections 12.9 and 12.10 of this Agreement, nothing contained in this Section 3.8.3 shall restrict Simon, Yucaipa or Katz from engaging in any business enterprise or activity which is or may be actually or potentially competitive with the Company Business or any Company Opportunities as long as such enterprise or activities do not directly involve a Company Project (such as through marketing tie-ins to a Company Project).

3.8.4 Other Interests. Subject to a Member’s compliance with Sections 3.8.2, 3.8.3, 12.9, and 12.10 of this Agreement and with the terms of any applicable Related Agreement, the Members are free to own interests in other businesses and undertakings and to pursue and engage other investments, activities and opportunities (collectively, “Other Interests”) and: (i) no Member or any Affiliate of any Member will have any obligation to offer the Company or any other Member or their Affiliates any Other Interests or the right to participate therein; (ii) neither the Company nor any Member or their Affiliates will have any rights in any Other Interests in which any other Member or their Affiliates engages outside of the Company by virtue of such Member’s relationship to the Company; (iii) no Member or any of their Affiliates will be required to disclose to the other Members or the Company the existence or nature of any such Other Interests; (iv) each Member and the Company hereby waives any conflict of interest related to such Other Interests; and (v) the Company and each Member agrees that it will have no claim under fiduciary duty or similar principles to such Other Interests.

3.8.5 Officer and Employee Responsibilities. Nothing in this Section 3.8 as it relates to Members who are officers or employees of the Company will limit the obligations of such officers and employees to the Company in their capacities as officers and/or employees or under any Related Agreements with the Company.

3.9 No Cessation of Membership Upon Bankruptcy. A Person will not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act. Upon the occurrence of any event specified in §18-304 of the Act, the business of the Company will be continued pursuant to the terms hereof without dissolution.

3.10 Enforcement of Rights Against Member. Regardless of any provision to the contrary, nothing in this Agreement will be construed to restrict or limit the ability of: (i) any Member to enforce any rights, arising from any contract or agreement, against the Company; or (ii) the Company to enforce any rights arising from any contract or agreement against any Member.

3.11 Status of Yucaipa. For the sake of clarity, Yucaipa is not admitted as a Member as of the Effective Date and, as of the Effective Date, is executing this document solely for the purposes of Sections 4.3 and 4.4.3.

ARTICLE 4

CLASSES OF UNITS; CAPITAL CONTRIBUTIONS; PREEMPTIVE RIGHTS

4.1 Classes of Units.

4.1.1 Investor Units.

(a) Issuances. In respect of its Initial Capital Contribution, each of the Initial Members will be issued as of the Effective Date and own the number of Investor Units of the Company set forth opposite its or his respective name on Exhibit A.

(b) Rights. Holders of Investor Units are entitled to participate in Distributions as provided in Section 7.1 and Section 11.4 and to all other voting, distribution and participation rights permitted under this Agreement. The Investor Units are entitled to exercise the Voting Power associated with such Investor Units on any matter with respect to which Holders of Investor Units are entitled to vote.

4.1.2 Common Units.

(a) Issuances. In respect of their establishment of the Company and their contributions of property to the Company made prior to and as of the Effective Date (the “Pre-Effective-Date Contributions”), the value of which is set forth in Exhibit B, each of Beckman and Katz will be issued as of the Effective Date and own the number of Common Units of the Company set forth opposite his respective name on Exhibit A.

(b) Rights. Holders of Common Units are entitled to participate in Distributions as provided in Section 7.1 and Section 11.4 and to all other voting, distribution and participation rights permitted under this Agreement. Each Common Unit is entitled to exercise one (1) vote on any matter with respect to which Holders of Common Units are entitled to vote.

4.1.3 Class E Units.

(a) Grants. At the Effective Date, the total number of authorized Class E Units shall equal 111,112 Units. Class E Units may be granted to such Persons, at such times, in such amounts and subject to such Threshold Events all as the Executive Board may determine. As of the Effective Date, no grants of Class E Units has previously occurred and no Class E Units are outstanding.

(b) Rights. Holders of Class E Units will be entitled to participate in Distributions only after the occurrence of any applicable Threshold Events established by the Executive Board. Class E Units shall have no voting, management or other participation rights and the Holders thereof shall not be entitled to receive any notice or otherwise exercise any rights of a Member under the Act; it being intended that Holders of Class E Units shall be solely entitled to participate in Distributions after the occurrence of any applicable Threshold Events applicable thereto upon the terms thereof and hereof and shall upon receipt of any such Class E Units and further do hereby waive any and all such rights provided under the Act, at law, in equity or otherwise as may be implied or construed under this Agreement.

(c) Repurchase and Redemption. Class E Units shall be subject to vesting, forfeiture, repurchase, redemption or other restrictions all as shall be provided under and in accordance with the applicable Related Agreement governing the grant of such Class E Units to a Holder.

4.1.4 Reallocation of Class E Units. Upon any repurchase, redemption, forfeiture or failure of vesting of any Class E Units by the Company pursuant to the terms thereof or of any applicable Related Agreement, such Class E Units will immediately become available for the Executive Board to grant and shall be so granted at such times and in such amounts as the Executive Board determines.

4.2 Capital Accounts. A separate Capital Account will be established and maintained for each Member (and, as applicable, Holder) in accordance with Exhibit C. No Member or Holder will be personally liable for or be required to restore any deficit Capital Account balance.

4.3 Initial Contributions.

4.3.1 Each Member will, upon execution of this Agreement, initially contribute to the Company the amount in cash set forth on Exhibit B as its “Initial Capital Contribution.” Such contribution shall be made by wire transfer of immediately available funds to the account specified in writing by Beckman (the “Wire Account”).

4.3.2

(a) Not more than forty-five (45) days following the Effective Date or, if such day is not a Business Day, the next Business Day, or such earlier date as Simon may specify by written notice to the other Initial Members (the “Second Capital Contribution Deadline”), each respective Member shall make an additional capital contribution (the “Second Capital Contribution”), by wire transfer of immediately available funds to the Wire Account (or such other account as the Company may reasonably request), in the amount so designated as such Member’s “Second Capital Contribution” on Exhibit B, provided that such Second Capital Contribution when combined with the Initial Capital Contribution for any Member shall not exceed the Maximum Member Funding Amount for such Member. Notwithstanding the foregoing, Simon may consider (taking into account the Executive Board’s provision of any explanation of the reasons why additional funds are required by the Company) and determine whether or not to make its Second Capital Contribution, and may decline to make its Second Capital Contribution, in which event Yucaipa shall be responsible for and shall make the Second Capital Contribution otherwise required to be made by Simon, all in conformity with the preceding sentence of this paragraph. Should Yucaipa make such Second Capital Contribution, Yucaipa shall be admitted as an Initial Member (including, for the sake of clarity, as a Member) and all other parties hereto hereby consent to such admission.

(b) Not more than one hundred twenty (120) days following the Effective Date or, if such day is not a Business Day, the next Business Day (the “Third Capital Contribution Deadline”), each respective Member shall make an additional capital contribution (the “Third Capital Contribution”), by wire transfer of immediately available funds to the Wire Account (or such other account as the Company may reasonably request), in the amount so designated as such Member’s “Third Capital Contribution” on Exhibit B, provided that such Third Capital Contribution when combined with the Initial Capital Contribution and Second Capital Contribution for any Member shall not exceed the Maximum Member Funding Amount for such Member. Notwithstanding the foregoing, Simon may consider (taking into account the Executive Board’s provision of any explanation of the reasons why additional funds are required by the Company) and determine whether or not to make its Third Capital Contribution (for the sake of clarity, such determination may be made whether or not Simon participated, in whole or in part, in the Second Capital Contribution), and may decline to make its Third Capital Contribution, in which event Yucaipa shall be responsible for and shall make the Third Capital Contribution otherwise required to be made by Simon, all in conformity with the preceding sentence of this paragraph. Should Yucaipa make such Third Capital Contribution and not have already been admitted as an Initial Member, Yucaipa shall be admitted as an Initial Member (including, for the sake of clarity, as a Member) and all other parties hereto hereby consent to such admission.

4.3.3 By executing this Agreement, each of Beckman and Katz irrevocably and unconditionally commits and agrees to timely make its or his respective Second Capital Contribution and Third Capital Contribution, subject to its or his respective Maximum Member Funding Amount, to the Company as required hereunder which failure to timely satisfy same shall constitute such Member’s material breach of this Agreement. By executing this Agreement, Yucaipa agrees, and each other Member acknowledges and accepts, that if Simon does not make any or all of its respective Second Capital Contribution or Third Capital Contribution to the Company, subject to Simon’s Maximum Member Funding Amount, then Yucaipa shall be required to make the amount of such contribution that Simon has not made in the stead of Simon, subject to the same rights and penalties as set forth herein. In such event, Exhibit A will be adjusted to reflect the reduction of Simon’s Investor Units and the increase of Yucaipa’s Investor Units proportional to the amount of Simon’s declined funding (notwithstanding any provision of this Agreement to the contrary including Article 9 hereof); provided, however, that the Voting Power of Yucaipa and Simon will be adjusted such that the net voting power of the Y-S Investors shall remain constant but the relative Voting Power between Yucaipa and Simon will be proportionate with their adjusted Investor Units, and provided, further, that no adjustment pursuant to this Section 4.3.3 shall result in Simon possessing less Voting Power than the lesser of (a) the net Voting Power possessed by the Y-S Investors, and (b) the Voting Power of 510,000 Investor Units.

4.3.4 Without limiting the other remedies set forth in Section 4.4.5 below, any Second Capital Contribution or Third Capital Contribution not made prior to the Second Capital Contribution Deadline or Third Capital Contribution Deadline, respectively, will accrue interest at the rate of one percent (1%) per month for the period commencing on the day after the Second Capital Contribution Deadline or Third Capital Contribution Deadline, respectively, and continuing until the day such Second Capital Contribution or Third Capital Contribution, as applicable, is received by the Company from the applicable Member; provided, however, that such interest payments will not be deemed Capital Contributions.

4.4 Additional Capital Contributions.

4.4.1 No Obligation. Except as set forth in Sections 4.3 or 4.4 no Member or Affiliate of a Member will be required to make a capital contribution, loan or advance to the Company or guaranty or make any other financial commitment with respect to any debt or other obligation of the Company, including to fund operations of the Company or meet any tax liabilities of the Members (including tax liabilities arising from phantom income).

4.4.2 Required / Mandatory Capital Contributions. No Member shall be required to contribute cash or make any Capital Contribution to the Company beyond such Member’s Maximum Member Funding Amount and Pre-Effective-Date Contribution; provided, that upon request of the Executive Board, each Member may be requested, but shall not be required, to make an additional capital contribution to the Company. Should any Member, in its own sole discretion and volition, agree in writing to make an additional capital contribution to the Company above and beyond such Member’s respective Maximum Member Funding Amount and Pre-Effective-Date Contribution, such Member shall be obligated to contribute such amount (a “Required Capital Contribution”) at such time and upon such terms and conditions as is agreed to in writing (a “Contribution Agreement”) by such Member. The Initial Capital Contribution, the Second Capital Contribution (other than solely with respect to Simon as permitted and provided under Sections 4.3.2, 4.3.3 and 4.3.4). the Third Capital Contribution (other than solely with respect to Simon as permitted and provided under Sections 4.3.2, 4.3.3 and 4.3.4), and each applicable Required Capital Contribution (if any Required Capital Contribution is so agreed and required hereunder) are individually and respectively referred to as a “Mandatory Capital Contribution” and collectively referred to as the “Mandatory Capital Contributions” for purposes of this Agreement. Each Contribution Agreement shall specify: (i) the specific amount of the Required Capital Contribution, (ii) the date upon which such Required Capital Contributions are required to be made to the Company, which may be no less than fifteen (15) Business Days after the date of the Company’s delivery of written notice to the contributing Member for same (a “Capital Call Notice”); (iii) the purpose of the Required Capital Contributions (including a description of the assets to be acquired and copies of any documents or agreements); (iv) the identity and routing requirement of the depository financial institution accounts of the Company into which cash capital is to be deposited; and (v) such other matters as the Executive Board determines necessary or desirable. Each Member subject to a Contribution Agreement will, not later than the date specified in the Capital Call Notice, contribute or procure the payment of cash to the Company by wire transfer of immediately available funds, to the bank account of the Company specified in the applicable Capital Call Notice, in an amount equal to the Required Capital Contribution required to be funded by such Member pursuant to the applicable Capital Call Notice. Without limiting the other remedies set forth in Section 4.4.5 below, any Required Capital Contribution not made by such date will accrue interest at the rate of one percent (1%) per month for the period commencing on the date such payment was due until the day such payment is paid by the applicable Member; provided, however, that such interest payments will not be deemed Capital Contributions. Each Required Capital Contribution and each capital contribution made by a Default Funding Member pursuant to Section 4.4.5 are referred to herein as “Additional Capital Contributions.”

4.4.3 Yucaipa Loan. From and after the Effective Date, at the request of Beckman, Yucaipa shall make or cause an Affiliate (Yucaipa or such Affiliate, as applicable, the “Lender”) to make available to the Company a revolving loan facility (the “Yucaipa Loan”) in an aggregate principal amount not to exceed Six Million Dollars ($6,000,000). Such Yucaipa Loan shall (i) bear interest at the rate of eight percent (8%) per annum payable in cash quarterly (in arrears) throughout its term, (ii) not require periodic payments of principal prior to the maturity, default or termination of the Yucaipa Loan, (iii) have a maturity date and be due in payable in full (including all remaining accrued and unpaid interest and all outstanding principal) on the third (3rd) anniversary of the Effective Date, provided that, in the event the Company is in substantial compliance with the then current and applicable

Business Plan and Budget as of the date which is ninety (90) days prior to such maturity date, such maturity date and payment may, at Beckman’s request, be extended until the fourth (4th) anniversary of the Effective Date, (iv) permit pre-payment in whole or in part without penalty or additional fees, (v) shall be secured by a first priority lien against the Company’s assets and (vi) be evidenced by such security agreements and other loan documentation (which shall include the lender’s right to accelerate maturity upon the Company’s default thereunder) all as shall be mutually and reasonably agreed (and as shall be consistent with terms and conditions set forth herein and as is customary for arm’s length lending industry practice) between the Company’s Executive Board (with those Executive Board Members appointed by the Y-S Investors having no vote on such matter) and the Lender. The Company shall not be obligated to implement the Yucaipa Loan and upon implementation thereof, shall not be obligated to draw upon the Yucaipa Loan or borrow from the Lender thereunder. The Company shall additionally have the right to seek and obtain debt financing from third Persons other than Yucaipa or any Affiliate of Yucaipa which financing shall be upon such terms and conditions as the Executive Board including, for the avoidance of doubt, any Executive Board members appointed by the Y-S Investors reasonably determines. Without limiting the generality of the foregoing, in connection with seeking any debt financing for the Company the Executive Board will endeavor to seek financing that is most favorable to the Company.

4.4.4 Other Company Loans. Except as provided under Section 4.4.3, no Member, as such, will be required to lend any funds to the Company. Any Member or Affiliate of a Member may, subject to the provisions of this Section 4.4.4, Section 5.2.6 and any other senior loan, credit or financing agreement of the Company, lend or advance money to the Company or a subsidiary, make loans to the Company or a subsidiary (“Company Loans”) or guaranty any loans made to the Company or a subsidiary, and any such Company Loan or guaranty by a Member or an Affiliate of a Member will not be considered to be a Capital Contribution.

4.4.5 Mandatory Capital Contribution Defaults. If any Member fails to timely make all or a portion of any Mandatory Capital Contribution to the Company, whether directly, or in the case of a Second Capital Contribution by Simon or a Third Capital Contribution by Simon, both directly by Simon and indirectly by Yucaipa (a “Funding Default”), such Member will be in default under this Agreement (a “Defaulting Member”). In such event, the Executive Board will send the Defaulting Member written notice of such Funding Default, giving the Defaulting Member two (2) Business Days from the date such notice is given to contribute the entire remaining amount of such Defaulting Member’s Mandatory Capital Contribution (the “Default Amount”). If the Defaulting Member does not contribute the Default Amount within such two (2) Business Day period, the Executive Board may, by Majority Vote of the Board Members other than the Board Member(s) (if any) designated by such Defaulting Member (as so applicable the “Designated Executive Board”), take any, all or any combination of the following actions:

(a) Request that the non-defaulting Members contribute the Default Amount as Additional Capital Contributions. Any such non-defaulting Member desiring to contribute all or a portion of the Defaulting Amount will notify the Executive Board of the amount it desires to contribute within five (5) Business Days following receipt of such request (such contributing Member a “Default Funding Member”). The Default Funding Members will be entitled to contribute all or a portion of the Default Amount equal to: (i) initially, that percentage of the Default Amount equal to a fraction (x) the numerator of which is such Default Funding Member’s Percentage Interest and (y) the denominator of which is the sum of all of the Default Funding Members’ Percentage Interests (“Funding Share”); and (ii) if not all of the other Default Funding Members elect to purchase their full Funding Share of the Default Amount, then each desiring Default Funding Member may contribute successive amounts equal to its Funding Share of the unsubscribed portion of the Default Amount until the entire Default Amount has been allotted. The Default Funding Members may be entitled to receive, as consideration for such Additional Capital Contributions, their pro rata share of the Defaulting Member’s Forfeited Units and Penalty Units, in accordance with the terms of Sections 4.4.5(c) and (d);

(b) Obtain funding of all or a part of the Default Amount from new investors in the Company (“New Funding Members”). A New Funding Member, upon receipt by the Company of its Capital Contribution and its agreement to be bound by the terms of this Agreement and execution of such other documents as the Designated Executive Board may reasonably require, will be admitted to the Company as a Member and receive its purchased share of the Defaulting Member’s Forfeited Units, in accordance with the terms of Section 4.4.5(c) and (d);

(c) Require the forfeiture by the Defaulting Member of that number of the Defaulting Member’s Investor Units necessary to ensure that following any capital contributions by Default Funding Members and New Funding Members pursuant to Sections 4.4.5(a) and (b) (and the reallocation of such Units pursuant to the last sentence hereof), each Member (including New Funding Members and the Defaulting Member) will own that number of Investor Units as is equal to (x) such Members’ total Capital Contributions for Investor Units, divided by (y) the total Capital Contributions for Investor Units of all Members, multiplied by (z) the total outstanding Investor Units. The resulting number of Units which such Defaulting Member is required to forfeit are the “Forfeited Units.” The Forfeited Units will be reallocated among the Default Funding Members and New Funding Members in proportion to their funding of the Default Amount;

(d) Require the additional forfeiture by the Defaulting Member of the number of Investor Units equal to twenty-five percent (25%) of the number of such Defaulting Member’s Forfeited Units (the “Penalty Units”) as a penalty for such Funding Default. The Penalty Units will be reallocated either (x) pro rata among the Default Funding Members, if any, in proportion to their funding of the Default Amount, (y) if there are no Default Funding Members, pro rata among the Holders of Investor Units (other than the Defaulting Member) in accordance with their Percentage Interests, or if the holders of Investor Units who have not defaulted agree (z) pro rata among the New Funding Members in proportion to their funding of the Default Amount.

(e) Request without obligation that the non-defaulting Members advance funds to the Company to cover the Default Amount. Amounts, if any, which a non-defaulting Member advances on behalf of the Defaulting Member will become a loan due and owing from the Defaulting Member to such non-defaulting Member and will bear interest at the rate of fifteen percent (15%) per annum, payable monthly. All cash Distributions otherwise distributable to the Defaulting Member under this Agreement will instead be paid to the non-defaulting Members making such advances until such advances and interest thereon are paid in full; provided such Distributions shall be treated as having been made to the Defaulting Member and then paid by it to the Members making the advances for all purposes of this Agreement. In any event, any such advances will be evidenced by a promissory note and be due and payable by the Defaulting Member one (1) year from the date that such advance was made. Any amounts repaid will first be applied to interest and thereafter to principal. Effective upon a Member becoming a Defaulting Member, such Defaulting Member grants to the non-defaulting Members who advance funds under this Section 4.4.5(e) a security interest in such Defaulting Member’s Economic Interest to secure its obligation to repay such advances and agrees to execute and deliver a promissory note as described herein together with a security agreement and such UCC-1 financing statements and assignments of certificates of membership (or other documents of transfer) as such non-defaulting Members may reasonably request;

(f) Suspend the Defaulting Member’s right to receive any Distributions from the Company until the Default Funding Members and New Funding Members have first received Distributions pursuant to Section 7.1 such that each Default Funding Member and New Funding Member has received the full amount any Additional Capital Contributions made by such Default Funding Members and New Funding Members in respect of its funded portion of the Default Amount;

(g) Suspend the voting rights of any Board Member appointed by the Defaulting Member until such time as the Defaulting Member cures the Funding Default.

(h) Require the Defaulting Member to pay all reasonable costs and expenses incurred by the Company and the Default Funding Members in obtaining or arranging for the capital necessary to fund the Default Amount; and/or

(i) Pursue any and all other remedies at law or in equity which may be available to the Company and the non-defaulting Members as a result of such Defaulting Member’s Funding Default.

Each Member acknowledges and agrees that the remedies described in this Section 4.4.5 bear a reasonable relationship to the damages which the Members estimate may be suffered by the Company and the non-defaulting Members by reason of the failure of a Defaulting Member to make any Mandatory Capital Contribution, and the election of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof. The election of the Executive Board or non-defaulting Members, as applicable, to pursue any remedy provided in this Section 4.4.5 shall not serve as a waiver or limitation of the right to pursue any other or additional or different remedy available hereunder, whether at law or in equity, with respect to any default committed by the Defaulting Member hereunder.

4.5 Preemptive Rights.

4.5.1 Member Rights. Until a Qualified IPO, if the Executive Board determines by Special Approval in accordance with Section 5.2.6 that additional capital is required by the Company, each Holder of Investor Units and/or Common Units will have a preemptive right (the “Preemptive Right”) to purchase its applicable Participating Interest of any New Ownership Interest (as defined below) that the Company may, from time to time, propose to sell and issue after the Effective Date. The term “New Ownership Interest” means: (i) any newly-issued

Investor Units (other than pursuant to Section 4.4.5); (ii) any other newly-issued class of Units exchangeable or exercisable into Investor Units; or (iii) any Units having rights, preferences or priority as to Distributions senior to or on parity with the Investor Units, other than (1) Class E Units authorized as of the Effective Date, (2) notes, debt or other instruments of indebtedness, (3) Units issued by the Company in connection with the consummation of an acquisition , or (4) warrants or other rights issued to vendors or service providers by the Company in the ordinary course of business, which warrants or rights shall not exceed ten percent (10%) of the total Units of the Company.

4.5.2 Procedures. Until a Qualified IPO, if the Company proposes to issue any New Ownership Interest, the Company will give each Holder of Investor Units and/or Common Units prior written notice of such intention, describing the New Ownership Interest and the price, the terms and conditions upon which the Company proposes to issue the New Ownership Interest. Each Holder of Investor Units and/or Common Units will have fifteen (15) Business Days from the giving of such notice to agree to purchase its applicable Participating Interest of the New Ownership Interest for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the portion of the New Ownership Interest to be purchased. Notwithstanding the foregoing, the Company will not be required to offer or sell such New Ownership Interest to any Member if: (i) such offer or sale would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale; or (ii) such Holder has previously suffered an uncured Funding Default. If not all of the Holders elect to purchase their Participating Interest of the New Ownership Interest, then the Company will promptly notify in writing the Holders who do so elect and will offer such Holders the right to acquire such unsubscribed New Ownership Interest. Each such Holder of Investor Units and/or Common Units will have five (5) Business Days after receipt of such notice to notify the Company of its election to purchase all or a portion of such unsubscribed New Ownership Interest (allocated based on the relative Participating Interests of such Holders, if necessary). The issuance of any New Ownership Interest by the Company and required payment by the Holders exercising their Preemptive Right will occur no earlier than twenty (20) Business Days from the initial date of notice of such issuance by the Company. If the Holders fail to exercise in full the Preemptive Rights, the Company will have one hundred and eighty (180) days thereafter to sell the New Ownership Interest in respect of which the Holder’s rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company’s notice to the Holders pursuant to this Section 4.5.2. If the Company has not sold such New Ownership Interest within one hundred eighty (180) days following the notice provided pursuant to Section 4.5.2, the Company will not thereafter issue or sell any New Ownership Interest without first offering such securities to the Holders in the manner provided above.

4.5.3 Waiver. A Member or Holder may, by written notice to the Company, waive its Preemptive Right to the extent so provided in such notice.

4.6 Adjustment to Capital Accounts for Preemptive Right Contributions. If a Member exercises its Preemptive Right pursuant to Section 4.5, the cash amount contributed by such Member in connection therewith as an Additional Capital Contribution will be credited to such Member’s Capital Account.

4.7 Withdrawal of Capital Contributions. Except as otherwise expressly provided in this Agreement, no Member will be entitled to demand or receive a return or repayment of any capital contributions or otherwise withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any capital contributions, no Member will have the right to receive property other than cash, except as may be specifically provided herein.

4.8 Redemptions. Except with respect to the Class E Units (in accordance with their terms and the terms of any Related Agreement) or following a Funding Default and in accordance with the procedures set forth in Section 4.4.5, without the Special Approval, the Company will not acquire, by purchase, redemption or otherwise, any Units of any class or type of any Member or Holder without offering to purchase, on the same terms and conditions, a proportionate share of the Units of such class or type of all other applicable Members or Holders. Any Units so acquired by the Company will be deemed canceled.

4.9 Compensation. No Member will receive any interest, salary, compensation, draw or reimbursement with respect to its capital contributions or its Capital Account. Members may receive compensation or reimbursement for services rendered or expenses incurred on behalf of the Company pursuant to a policy established by Special Approval of the Executive Board or as may otherwise be authorized by Majority Vote of the disinterested Board Members.

4.10 Beckman Employment. Contemporaneously with the Members’ execution of this Agreement on the Effective Date, the Company and Richard Beckman shall execute the Beckman Employment Agreement. Notwithstanding anything contained herein to the contrary, all Members and the Company hereby specifically acknowledge and approve the Beckman Employment Agreement and the terms thereof, including Beckman’s compensation and Beckman’s services and covenants.

4.11 Independent Services. Notwithstanding anything contained in this Agreement to the contrary, each of the Members and their Affiliates shall be entitled to charge and be paid for any arm’s length services, facilities, or resources provided by them in connection with any Company Project in each case which charges or payments are in compliance with the applicable Business Plan and Budget for such Company Project as approved under Section 5.2.6 below

ARTICLE 5

GOVERNANCE

5.1 Management Through the Executive Board. The management of the Company is vested in an Executive Board (the “Executive Board”), which will have the power and authority to manage and direct the business and affairs of the Company under the terms and conditions of this Agreement. The Members will appoint an Executive Board as provided in Section 5.2.1. Except as otherwise expressly provided in this Agreement, the Members will not participate in the control of the Company and will have no right, power or authority to act for or on behalf of or otherwise bind, the Company. Except as expressly provided in this Agreement or required by any non-waiveable provisions of applicable law, Members will have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.

5.2 Executive Board.

5.2.1 Executive Board Composition. The Executive Board will be composed of five (5) members (each, a “Board Member”), unless or until the size of such Executive Board is increased by the Executive Board by Special Approval in accordance with Section 5.2.6. Each Board Member will be a voting member. On the Effective Date three (3) Board Members will each be designated by Simon (the “Investor Board Members”), and two (2) Board Members (the “Common Board Members”) will each be designated by a Majority Vote of the Members owning Common Units. All Members acknowledge and agree that the initial Board Members shall consist of those individuals designated on Exhibit “D” attached hereto, each to serve as a Board Member until he resigns or is replaced in accordance with the terms of this Agreement. The right to designate Board Members is not assignable by any Member or group of Members except in connection with a transfer or sale of such Member’s or Members’ Membership Interest in whole or in part as permitted hereunder.

5.2.2 Board Member Term and Replacement. Each Board Member will serve on the Executive Board until such time as he or she resigns, retires, dies or is removed in accordance with the terms of this Agreement. Upon the resignation, retirement, death or removal of any Investor Board Member (i) for so long as the Y-S Investors and their Permitted Transferees hold, in the aggregate, 75% of the Investor Units they held immediately after the Third Capital Contribution Deadline, the Majority Vote of the Y-S Investors will designate a replacement Board Member (provided that so long as Simon holds 75% of the Investor Units it held immediately after the Third Capital Contribution Deadline, Simon shall designate such replacement Board Member); and (ii) in all other cases, the Majority Vote of the Members owning Investor Units will designate a replacement Board Member. Upon the resignation, retirement, death or removal of any Common Board Member, a Majority Vote of the Members owning Common Units will designate a replacement Board Member. Investor Board Members may be removed and replaced with or without cause at any time by (x) so long as the Y-S Investors and their Permitted Transferees hold, in the aggregate, 75% of the Investor Units they held immediately after the Third Capital Contribution Deadline, the Majority Vote of the Y-S Investors (provided that so long as Simon holds 75% of the Investor Units it held immediately after the Third Capital Contribution Deadline, Simon and only Simon may remove or replace with or without cause the Investor Board Members), and (y) in all other cases, by a Majority Vote of the Members owning Investor Units. Common Board Members may be removed and replaced with or without cause at any time by Majority Vote of the Members owning Common Units.

5.2.3 Executive Board Meetings; Emergency Meetings. Meetings of the Executive Board may be called by any Board Member. All meetings will be held upon not less than five (5) days’ advance notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone or facsimile (with confirmation of delivery) or email (with appropriate answer-back or confirmation) to each Board Member. Notwithstanding the foregoing, a Board Member may call an emergency meeting of the Executive Board upon twenty-four (24) hours’ notice delivered personally or by telephone or facsimile (with confirmation of delivery) if such Board Member believes in good-faith that such meeting is necessary to preserve a Company right or to avoid a Company liability or adverse consequence to the Company. A notice must specify the purpose of any meeting (which waiver or consent may be made by email). Notice of a meeting need not be given to any Board Member who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to such Board Member (prior to its commencement). All such waivers, consents and approvals will be filed with the Company records or made a part of the minutes of the meeting. Meetings of the Executive Board may be held at any place as may be approved by the Executive Board. The presence of a majority of all Board Members will constitute a quorum and will be required for any meeting of the Executive Board. If a quorum is not present at any meeting of the Executive Board, the Board Members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The Executive Board shall act through affirmative vote of a majority by number of all then serving Board Members. Board Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Board Members participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting.

5.2.4 Executive Board Written Consent. Any action required or permitted to be taken at any meeting of the Executive Board may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed: (i) if at least three (3) Business Days’ prior notice of the effectiveness of the action has been given to each Board Member in the manner specified in Section 5.2.3 (other than a Board member who has waived notice in the manner specified in Section 5.2.3), by Board Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Board Members entitled to vote thereon were present and voted; or (ii) if less than three Business Days’ prior notice of the effectiveness of the action has been given to any Board Member (other than a Board Member who has waived notice in the manner specified in Section 5.2.3), by all Board Members.

5.2.5 Scope of Responsibility. The Executive Board will have full, exclusive and complete control and responsibility for the Company’s business activities. Except as otherwise set forth herein, the Executive Board may establish committees as it sees fit and delegate to such committees or to any officers such power and authority as the Executive Board determines is appropriate. Any committee or officer acting within the scope of its delegated authority will have the power and authority of the Executive Board; provided, however, that no committee may decide a matter or take an action that requires (unless such delegated authority provides otherwise) Special Approval.

5.2.6 Special Approval. None of the following actions, decisions or activities (to the extent the same are otherwise capable of being undertaken) will be undertaken for, in the name or on behalf of the Company by any Members, by the Executive Board or any committee thereof or by any officers or representatives of the Company (and none of the following shall be binding upon the Company) without the same having received affirmative written Special Approval:

(a) Any action that authorizes, creates or issues any Units or New Ownership Interests in the Company or its Subsidiaries, including pursuant to any initial public offering (it being understood that while the Executive Board will endeavor to seek financing that is on terms most favorable to the Company and its Subsidiaries, for the avoidance of doubt, no Member or Board Member exercising its or his respective Special Approval rights shall be required to approve any financing, including one that it or he in good faith believes to be disadvantageous to the holders of Investor Units or Common Units);

(b) Any action that reclassifies any outstanding Units in the Company into Units having rights, preferences, or priority as to Distributions senior to or on a parity with the rights, preferences or priority of the Investor Units or Common Units;

(c) Causing the Company to undertake or engage in any line of business or business activities other than the Company Business or to establish any subsidiary of the Company;

(d) Requiring any Member to make a capital contribution other than as provided under Sections 4.3, 4.4 or 4.5 of this Agreement:

(e) Increasing or decreasing the authorized number of Units of the Company or otherwise causing or allowing the Company or any of its Affiliates or Subsidiaries to issue any Units or ownership interests to any new investor or owner other than any such issuance of the authorized Class E Units or as provided under Sections 4.4.5 or 4.5 of this Agreement;

(f) Entering into or committing to enter into any Change of Control Transaction;

(g) Directly or indirectly selling, transferring or otherwise disposing of all or substantially all or any material portion of the Company’s or any of its Subsidiaries’ business or causing the Company or any of its Subsidiaries to engage in any joint venture, partnership, merger, consolidation or other similar reorganization transaction;

(h) Liquidating or dissolving the Company or any of its Subsidiaries;

(i) Increasing or decreasing the number of Board Members;

(j) Amending the Company’s Certificate of Formation or this Agreement;

(k) Declaring or making any Distribution (other than Tax Distributions and as provided in Section 7.1 of this Agreement);

(l) Approving or amending the Business Plan and Budget or incurring any financial obligation or commitment that varies by more than fifteen (15%) percent (with respect to any line time or in the aggregate) from those contained or provided under the Business Plan and Budget

(m) Entering into or amending any transactions or agreements (other than the Beckman Employment Agreement or the Yucaipa Loan documents) between the Company or its Subsidiaries and any one or more of the Members, Holders or their Affiliates; provided, that notwithstanding the foregoing, each of the Members and their Affiliates shall be entitled to charge and be paid for any arm’s length services, facilities, or resources provided by them in connection with any Company Project in each case in compliance with the approved Business Plan and Budget for such Company Project;

(n) Making or taking any action that exposes any Member or Holder to any individual liability in its capacity as Member or Holder (beyond its ownership interest in the Company or its Affiliates and other than with such Member’s or Holder’s prior written consent or under any Related Agreement) for the Company’s or any of its Subsidiaries’ conduct and/or obligations or subjects any such Member or Holder (other than with such Member’s or Holder’s prior written consent or under any Related Agreement) to any restriction or prohibition with respect to its or his own individual and separate conduct;

(o) The filing of any bankruptcy or similar petition or the implementation of any insolvency or creditor protection or similar measures for, in the name or on behalf of the Company or any of its Affiliates;

(p) Making or changing any tax election for the Company or its Affiliates;

(q) Confessing a judgment against the Company or any of its Affiliates or otherwise taking any action which prevents the Company or its Affiliates from carrying on their ordinary and customary business operations. Take any position as a producer, agent, manager or booker in connection with any production (whether or not any investment is made).

5.2.7 Compensation. A Board Member will not receive any fees for his or her services on the Executive Board. A Board Member will be entitled to reimbursement on a monthly basis from the Company for all reasonable and properly documented out-of-pocket costs and expenses incurred by him or her in serving as a Board Member and attending (including travel and overnight accommodations) or participating in any meetings of the Executive Board. The Company will purchase and maintain directors’ and officers’ insurance with such coverage amounts as determined by the Executive Board by Special Approval.

5.3 Officers. The day-to-day management of the Company will be vested in such executive officers as designated by the Executive Board from time to time, in each case and at all times under the supervision of the Executive Board. No executive officer of the Company may be removed without the prior written consent of the Executive Board.

5.3.1 Delegation. The Executive Board may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Executive Board may delegate to any such Persons such authority to act on behalf of the Company as the Executive Board may from time to time deem appropriate.

5.3.2 Duties and Powers of Executive Officers. Except as otherwise set forth herein, the executive officers will be responsible for the general and active day-to-day management of the business of the Company and will see that all orders and resolutions of the Executive Board are carried into effect. The executive officers will have the general powers and duties of management usually vested in the office chief executive officer and chief operating officer of a corporation, and will report to the Executive Board and have such other powers and duties as may be prescribed by the Executive Board or this Agreement. The chief executive officer of the Company will serve as the primary liaison to the Executive Board and will keep the Executive Board informed as to the Company’s status and endeavors including in particular its financial condition and results, but (subject to the Business Plan and Budget and general Executive Board oversight as well as any required Special Approvals) will be given appropriate autonomy and latitude and have pervasive creative, operational, and discretionary decision making authority/responsibility/control for overseeing and determining the conduct of the Company’s activities including without limit those regarding the selection, creation, substitution, presentation, production, forums and undertaking of or for the Company Projects, the selection, hiring, firing and use of employees or contractors, the selection, solicitation and arrangements with vendors, suppliers and sponsors, the creation, development, acquisition or implementation of appropriate properties, websites, publications, content, licenses or other assets utilized by the Company, the undertaking of public or marketing communications, announcements or activities, and the conduct of other similar strategic or operating activities for or on behalf of the Company.

5.3.3 Appointment of Other Officers. The Executive Board may appoint officers at any time, and the officers may include a chairman, a vice-chairman, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a treasurer, one or more assistant treasurers, and any other officers that the Executive Board deems appropriate. The officers will serve at the pleasure of the Executive Board. Any individual may hold any number of offices, and an officer may, but need not, be a Member or Board Member of the Company. The officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Executive Board.

5.3.4 Removal; Resignation; Vacancy. Subject to this Agreement, any officer may be removed, either with or without cause, by the Executive Board, provided that any removal of Beckman prior to the second anniversary of the Effective Date shall require Special Approval (disregarding any vote by Beckman) and any removal of Beckman subsequent to such date shall require a Majority Vote of the Executive Board. Such a termination shall be without prejudice to any rights or remedies available to Beckman pursuant to the Beckman Employment Agreement. Any officer may resign at any time by giving written notice to the Executive Board. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

5.4 Reliance. In exercising their authority and performing their duties under this Agreement, the Board Members and officers of the Company will be entitled to rely on information, opinions, reports or statements (including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of: (i) one or more officers, employees or other agents of the Company or in subordinates whom the officer reasonably believes to be reliable and competent in the matters presented; and (ii) any attorney, public accountant or other Person as to matters which the officer reasonably believes to be within such Person’s professional or expert competence, unless such Board Member or officer have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

5.5 Unanimous Consent of Members. Notwithstanding anything to the contrary in this Agreement, the Company may take any action contemplated under this Agreement if approved by the unanimous written consent of the Members holding all Investor Units and all Common Units.

ARTICLE 6

BUSINESS PLAN AND BUDGET

The initial five (5) year Business Plan and Budget is attached as Exhibit E and is hereby approved by all Members. Sixty (60) days prior to the commencement of calendar year 2014 and each subsequent calendar year thereafter, the Common Board Members shall develop and provide to the entire Executive Board, for its consideration and approval, an updated annual business plan and budget for the upcoming calendar year . Each Board Member shall provide any comments to such proposed annual business plan and budget to all other Board Members as soon as practicable but not later than twenty (20) days after receipt thereof from the Common Board Members. Upon timely submission of all comments, the Executive Board shall meet for purposes of reviewing, finalizing and approving such submitted annual business plan and budget including incorporating therein any related comments deemed appropriate or desirable. Upon the Special Approval of any such annual business plan and budget, the same shall be deemed to constitute the “Business Plan and Budget” for such applicable calendar year for all purposes of this Agreement. The Common Board Members may delegate the preparation of any proposed annual business plan and budget to any officer or officers of the Company; provided, that the same procedures shall be followed with respect to the comment, consideration and approval of such annual business plan and budget. Upon failure of the Executive Board to reach agreement and Special Approval of any submitted business plan and budget, the Business Plan and Budget for the immediately preceding year shall continue and remain in effect until such time as a new Business Plan and Budget it appropriately approved and implemented hereunder. In addition, from time to time, the chief executive officer of the Company may submit changes, variances, additions or other modifications or updates to the then current Business Plan and Budget to the Executive Board for its consideration and approval. Each Board Member shall provide any comments to any such proposal to the Company’s chief executive officer and all other Board Members as soon as practicable but not later than twenty (20) days after receipt thereof. Upon timely submission of all comments, the Executive Board shall meet with the Company’s chief executive officer for purposes of reviewing, finalizing and approving or disapproving any such submitted proposals including incorporating therein any related comments deemed appropriate or desirable. Upon approval of any such proposal, or Special Approval if required by Section 5.2.6, the same shall be deemed incorporated within and to constitute a part of the “Business Plan and Budget” for such applicable calendar year for all purposes of this Agreement.

Each annual business plan and budget proposed for consideration and implementation as the approved Business Plan and Budget hereunder will contain, among other things: (i) planned commitments for such applicable period of the annual Business Plan and Budget (the “Budget Period”), and all such commitments that will extend into subsequent Budget Periods; (ii) planned capital expenditures for the Budget Period and all such and capital expenditures that will extend into subsequent Budget Periods; (iii) profit and loss, balance sheet and cash flow projections (including EBITDA projections) throughout and for such Budget Period; (iv) borrowings planned during such Budget Period; (v) projected financial requirements and results of activities, if any, to be undertaken by the Company during such Budget Period; (vi) detailed revenue and operating expense items for each planned Company Project pending or occurring during such Budget Period; and (vii) any other material information relating to the operating and capital budgets of the Company for such Budget Period as may be reasonably anticipated or requested by a Board Member preparing or reviewing same.

ARTICLE 7

DISTRIBUTIONS, TAX MATTERS, AND ALLOCATIONS

7.1 Distributions. Subject to Section 7.2 below, Available Operating Cash and Available Transaction Cash will be distributed to the Members and applicable Holders at such times as the Executive Board determines by Special Approval in accordance with Section 5.2.6 (it being intended that the Executive Board shall distribute all Available Transaction Cash for any period to the extent same is not otherwise required to be retained in order to meet the reasonably anticipated and expected obligations of the Company) with each such distribution pursuant to a particular subsection of this Section 7.1 being a “Distribution” and the date of such Distribution a “Distribution Date”), as follows:

7.1.1 First, (i) seventy five (75%) percent of Available Operating Cash and (ii) 100% of Available Transaction Cash shall be distributed pro rata to each Holder of Investor Units in accordance with and proportionate to its or his respective Unrecovered Capital Balance to the extent necessary and until the Unrecovered Capital Balance of each such Holder is reduced to zero;

7.1.2 Second, the remaining twenty-five (25%) percent of Available Operating Cash shall be distributed to the Holders of the Investor Units, Common Units, and those Class E Units (for which Class E Units the applicable Threshold Events have been fully satisfied or occurred) all in accordance with and proportionate to their respective Percentage Interests; provided that in the event the Company’s cumulative total EBITDA from founding through the applicable period in which the Distribution is being made is in excess of the base case projection for the cumulative EBITDA applicable to such period as provided under the initial Business Plan and Budget, then such 25% of Available Operating Cash for such period otherwise distributable under this Section 7.1.2 shall instead be distributed under Section 7.1.1 and thereafter under Sections 7.1.3, 7.1.4, and 7.1.5 all as hereafter provided;

7.1.3 Third, all remaining Available Transaction Cash and seventy-five (75%) percent of all remaining Available Operating Cash not otherwise distributed under Section 7.1.1 above shall go and be distributed to each Holder of Common Units in accordance with and proportionate to the Percentage Interests represented by the Common Units owned or held by such Holder until and to the extent the total distributions received by all such Holders of Common Units under Sections 7.1.1, 7.1.2 and this 7.1.3 is equal to the product of (i) such Holders’ aggregate Percentage Interests represented by all such Common Units multiplied by (ii) the cumulative and aggregate amount distributions of Available Operating Cash and Available Transaction Cash made by the Company to all Members and Holders under Sections 7.1.1, 7.1.2, 7.1.3 and 7.1.4 for all prior periods;

7.1.4 Fourth, for so long as any distributions are required to be made to the Holders of Common Units under Section 7.1.3 above, the remaining twenty five (25%) percent of remaining Available Operating Cash not otherwise distributable under Section 7.1.3 shall go and be distributed to each Holder of Investor Units in accordance with and proportionate to the Percentage Interests represented by the Investor Units owned or held by such Holder until and to the extent the total distributions received by all such Holders of Investor Units under Sections 7.1.1, 7.1.2 and this 7.1.4 is equal to the product of (i) such Holders’ aggregate Percentage Interests represented by all such Investor Units multiplied by (ii) the cumulative and aggregate amount distributions of Available Operating Cash and Available Transaction Cash made by the Company to all Members and Holders under Sections 7.1.1, 7.1.2, 7.1.3 and 7.1.4 for all prior periods; and

7.1.5 Finally, all remaining Available Transaction Cash and Available Operating Cash not otherwise distributed as provided under Sections 7.1.1, 7.1.2, 7.1.3 and 7.1.4 shall go and be distributed to the Holders of the Investor Units, Common Units, and those Class E Units (for which Class E Units the applicable Threshold Events have been fully satisfied or occurred) all in accordance with and proportionate to their respective Percentage Interests.

7.2 Tax Distributions.

7.2.1 Notwithstanding the provisions of Section 7.1, the Company will, to the extent it has sufficient Available Operating Cash and Available Transaction Cash (as determined by the Executive Board, distribute to each Holder with respect to each Taxable Year of the Company an amount of cash equal to such Holder’s Tax Liability Amount (a “Tax Distribution”). For this purpose, “Tax Liability Amount” for any given Taxable Year of the Company means an amount equal to (x) the Assumed Tax Rate multiplied by (1) the taxable income and gain allocated to such Holder for such Taxable Year of the Company (as shown on the applicable Internal Revenue Service Form 1065 Schedule K-1 filed by the Company), excluding partner-level taxable income adjustments made under Code Section 743(b), minus (2) the cumulative losses that have been allocated to such Holder to the extent such losses have not previously reduced taxable income and gain pursuant to this provision, minus (y) such Holder’s pro rata share of any creditable foreign taxes imposed on and paid by the Company to a non-U.S. governmental authority. Distributions to a Holder pursuant to this Section 7.2 shall only be made to the extent that the distributions from the Company to such Holder for the relevant Fiscal Year pursuant to Section 7.1 are less than such Holder’s Tax Liability Amount for such Fiscal Year. The Executive Board shall use its best, good faith efforts to distribute such tax distributions quarterly to the Holders based on estimated amounts during the Fiscal Year.

7.2.2 If there is insufficient cash to distribute to each Holder the amount set forth in Section 7.2.1, the Company will make Tax Distributions pursuant to this Section 7.2 to the Holders pro rata in proportion to the cash available. To the extent that the Company does not make Tax Distributions because of insufficient cash, such Tax Distributions will be made when such cash becomes available and before any other Distribution is made.

7.2.3 Tax Distributions pursuant to this Section 7.2 are advances of Distributions that would otherwise be payable to a Holder. Accordingly, Tax Distributions will be taken into account in computing subsequent Distributions (including liquidating distributions) to the Members so that, to the extent possible, each Member gets the same aggregate Distributions it would have received over the term of the Company had all Distributions been made pursuant to Section 7.1 or Section 11.4, as applicable; provided, that to the extent any Tax Distributions reduce subsequent Distributions (including liquidating distributions), such reduction shall be treated as if it had actually been distributed pursuant to Section 7.1 or Section 11.4, as applicable.

7.2.4 The Company will not, nor will it permit any of its Affiliates to, enter into any agreements prohibiting Tax Distributions, other than any material financing arrangements that are approved by Special Approval of the Executive Board.

7.3 Allocations of Net Income and Net Losses. All allocations of Net Income, Net Losses and any other items of income, gain, loss, deductions and credit of the Company will be made in accordance with the provisions of Exhibit C.

7.4 Distributions in Kind. The Company may, in the sole discretion of the Executive Board and subject to Section 5.2.6, make Distributions of Securities or other non-cash assets. The Executive Board will ensure that such Securities or other assets are distributed in such a manner as to ensure that the fair market value is distributed in accordance with Section 7.1.

7.5 Compliance With the Act. Notwithstanding anything in this Agreement to the contrary, no Distribution will be made pursuant to this Agreement to the extent such Distribution is prohibited by the Act.

7.6 Liability for Amounts Distributed. The Members agree that, except as otherwise expressly provided herein or required by applicable law, no Member will have an obligation to return money or other property paid or distributed to such Member, whether or not such distribution was in violation of the Act. The agreement set forth in the immediately preceding sentence will be deemed to be a compromise for purposes of §18-502(b) of the Act.

7.7 Tax Matters for the Company Handled by Tax Matters Member. The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Member will have the authority and responsibility to arrange for the preparation and timely filing of the Company’s tax returns.

7.8 Withholding. The Company will at all times be entitled to make payments with respect to any Member or Holder in amounts required to discharge any obligation of the Company to withhold or make payments to any taxing authority or other governmental entity with respect to any Distribution, allocation of income or gain, or compensation paid or deemed paid to such Member or Holder that arises as a result of such Member’s Membership Interest or such Member’s or Holder’s receipt of an interest in the Company. If the Company makes any payment to a taxing authority or other Governmental Entity in respect of a Member or Holder hereunder that is not withheld from a concurrent Distribution to the Member or Holder, then the Member or Holder will reimburse the Company for the amount of such payment, plus interest, compounded annually, on such amount from the date of such payment until such amount is repaid (or deducted from a Distribution) to the Company at the reference rate of the primary banking institution at which the Company maintains its primary bank account from time to time (and any such payment will not constitute a capital contribution). The amount of a Member’s or Holder’s reimbursement obligation under this Section 7.8, to the extent not paid, will be deducted from the Distributions to such Member or Holder; any amounts so deducted will constitute a repayment of such Member’s or Holder’s obligation hereunder. Any funds withheld from a Distribution by reason of this Section 7.8 will nonetheless be deemed distributed to the Member or Holder in question for all purposes under this Agreement. Each Member’s or Holder’s reimbursement obligation under this Section 7.8 will continue after such Member or Holder Transfers all or any portion of its Membership Interest or Units in the Company or after a withdrawal by such Member or Holder, in each case in accordance with the terms hereof. Each Member and Holder agrees to furnish the Company with any representations and forms as will reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have. Each Member and Holder agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to such Member or Holder or imposed in respect of compensation paid or deemed paid to such Member or Holder. Any amount payable as indemnity hereunder by any Member or Holder will be paid promptly to the Company, and if not so paid, the Company will be entitled to retain any Distribution due to such Member or Holder for all such amounts.

ARTICLE 8

EXCULPATION AND INDEMNIFICATION; OTHER MATTERS

8.1 Performance of Duties; Liability of Members. Except as provided in this Agreement, the Members in their capacity as such will not be liable to the Company or to any other Member (in its capacity as such) for any loss or damage sustained by the Company or such other Member, unless the loss or damage will have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by such Member. The Board Members will perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

8.2 Exculpation and Indemnification. The Company will defend, indemnify and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought other than by or on behalf of the Company by reason of the fact that such Person is or was a Member, Board Member or officer of the Company (such persons each a “Covered Person”) to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that any such Covered Person will not be entitled to indemnification hereunder if the loss or damage was the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by such Covered Person. The foregoing defense, indemnification and obligation to hold harmless will extend to (i) any cost, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest and penalties, in each case to the extent actually incurred or suffered, and (ii) reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, in each case to the extent actually incurred, that may be imposed on or otherwise incurred or suffered by the specified Person as a result of such threatened, pending or completed action, suit or proceeding which shall be paid by the Company when due (“Losses”); provided, however, that such Person may be required to repay such expenses if it is determined by a final judgment of a court of competent jurisdiction that such Person is not entitled to be indemnified pursuant to this Section 8.2.

The Executive Board will be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Executive Board deems appropriate in its business judgment. The indemnification rights set forth herein will be in addition to, and will not be exclusive of, any other rights to which such Person may be entitled by contract or otherwise under applicable law.

8.3 Notice; Procedures. Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person will, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Executive Board of the commencement of such proceeding, provided that the failure of a Covered Person to give notice as provided herein will not relieve the Company of its obligations under Section 8.2, except to the extent that the Company is materially prejudiced by such failure to give notice. In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company will be entitled to assume the defense of such proceeding; provided, however, that: (i) the Covered Person will be entitled to participate in such proceeding and to retain its own counsel at its own expense; and (ii) if the Covered Person will give notice to the Company that in its good faith judgment certain claims made against it in such proceeding could have a material adverse effect on the Covered Person, the Covered Person will have the right to control (at the Company’s expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Member); provided, further, that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person will not consent to the entry of a judgment or enter into a settlement without the prior written consent of the Company, such consent not to be unreasonably withheld. Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein.

8.4 Insurance. The Company will have the power to purchase and maintain insurance on behalf of any Person who is or was a Covered Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a Covered Person, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 8.2 or under applicable law. The Company will obtain and maintain such insurance policies covering the Members, Board Members and officers of the Company as are, in the good faith determination of the Executive Board, consistent with its exculpation and indemnification obligations set forth herein. The coverage amounts and other terms of each of the insurance policies will be determined and/or changed by the Executive Board from time to time, provided that the Members, Board Members and officers of the Company will be listed as named insureds.

ARTICLE 9

TRANSFERS

9.1 Transfers.

9.1.1 Permitted Transfers. No Member or Holder may directly or indirectly sell, encumber, mortgage, hypothecate, assign, pledge, transfer or otherwise dispose of (a “Transfer”) all or any portion of its Membership Interest, Economic Interest or Units except to Permitted Transferees or pursuant to Section 9.2; provided, however, that if any Member is required by any Governmental Entity to Transfer all or any portion of its Membership Interest, Economic Interest or Units in the Company, such Member will be permitted to Transfer such Membership Interest, Economic Interest or Units only to the extent required by such Governmental Entity. Any such Transfer will be made in accordance with Sections 9.2.1, 9.2.2 and 9.2.3, except to the extent that such compliance would result in the violation of any applicable order of a Governmental Entity; provided that the provisions of Sections 9.2.1 and 9.2.2 shall not apply to the sale of interests offered and sold pursuant to a registration statement under the Securities Act. For avoidance of doubt, any transfer, sale, exchange, or other disposition of any equity interest in an entity which holds Membership Interest, Economic Interest or Units to a Person who is not a Permitted Transferee of such transferor will be deemed a Transfer of such Membership Interest, Economic Interest or Units other than to a Permitted Transferee, provided that transfers of equity interests in Simon by holders thereof other than Yucaipa or an Affiliate of Yucaipa shall not constitute a Transfer for purposes of this Article 9 and provided, further that any transfer among Yucaipa and Affiliates of Yucaipa shall not constitute a Transfer for purposes of this Article 9.

9.1.2 Certain Restrictions.

(a) Except as otherwise provided under Section 9.1.1 but notwithstanding any other provision to the contrary contained in this Agreement, Beckman may not make any Transfer of his Units for four (4) years from the Effective Date except with the Special Approval of the Executive Board or the Members.

(b) Notwithstanding anything to the contrary contained in this Agreement, no Member may Transfer any of its Units prior to the Third Capital Contribution Deadline.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Executive Board may prohibit any proposed Transfer by a Member or Holder of its Units if (i) in the opinion of legal counsel to the Company, such proposed Transfer would require the filing of a registration statement under the Securities Act by the Company or would otherwise violate any federal or state securities laws or regulations applicable to the Company, (ii) in the opinion of legal counsel for the Company, it would result in the Company being treated as anything other than a partnership for United States federal income tax purposes; (iii) such proposed Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder; or (iv) such proposed Transfer would result in the Company being regulated under the Investment Company Act.

9.2 Right of First Refusal; Co-Sale Right; Drag Along Right.

9.2.1 Right of First Refusal.

(a) Notice. Any Member or Holder of any Investor Units or Common Units (the “Transferring Member”) will be free to negotiate with any prospective transferee (the “Third-Party Transferee”) to obtain an offer to purchase all or a portion of such Member’s or Holder’s Investor Units or Common Units (the “Offered Interest”). If a Transferring Member receives a bona fide offer on terms such Transferring Member is willing to accept (an “Offer”), such Transferring Member will provide written notice (the “Transfer Notice”) to the Company and to the other Holders of Participating Units of the amount of the Offered Interest, the identity of the Third-Party Transferee, the price offered, and any other material terms and conditions of the Offer (the “Offered Terms”). Each Holder of Participating Units will have the right (a “Right of First Refusal”) for a period of twenty (20) Business Days from the date of the Transfer Notice to purchase that percentage of the Offered Interest equal to a fraction (x) the numerator of which is such Holder’s Percentage Interest of Participating Units and (y) the denominator of which is the sum of all of the Holders’ Percentage Interests of Participating Units, excluding the Transferring Member (the “Pro Rata Share”).

(b) Exercise. Each applicable Holder of Participating Units other than the Transferring Member will exercise its Right of First Refusal (collectively, such exercising Members, the “Participating Members”) by delivery of written notice to the Transferring Member (within the time period set forth above) of a bona fide, offer to purchase all or a portion of such Holder’s Pro Rata Share of the Offered Interest from the Transferring Member on terms which are the same as the Offered Terms (each such offer, a “Matching Offer”).

(c) Overallotment. If not all of the applicable Holders of Participating Units elect to purchase their full Pro Rata Share of the Offered Interest, then the Transferring Member will promptly notify in writing the Participating Members and will offer such Participating Members the right to acquire such unsubscribed portion of the Offered Interest. Each Participating Member will have ten (10) Business Days after receipt of such notice to notify the Transferring Member, with a copy to the Company, of its election to purchase all or a portion of such unsubscribed Offered Interest (with such Offered Interest to be allocated based on the relative Pro Rata Share of such Participating Members, if necessary).

(d) Transfer to Members. If, after the procedures set forth in Section 9.2.1(c) above, Matching Offers covering all but not less than all of the Offered Interest are timely made, the Transferring Member will promptly notify the applicable Holders of Participating Units of the final allocation of the Offered Interest and will transfer the Offered Interest to the Participating Members in accordance with the Matching Offer and pursuant to the allocation determined pursuant to Sections 9.2.1(b) and (c). At the closing of the proposed transfer (which date, place and time will be at the Company’s office at 9:00 a.m. New York time on the tenth (10th) Business Day following the giving of the notice described in the first sentence of this Section 9.2.1(d) unless otherwise mutually agreed by the Participating Members and the Transferring Member), the Transferring Member will deliver the Units and written instruments of transfer in form satisfactory to the Participating Members, duly executed by such Transferring Member if applicable, free and clear of any liens, against delivery of the purchase price therefor.

(e) Transfer to Third Party. If a Matching Offer for all of the Offered Interest is not timely made, the Transferring Member will promptly notify the applicable Holders of Participating Units and will, subject to Section 9.2.2, Transfer the Offered Interest to the Third-Party Transferee on the Offered Terms within sixty (60) days following the termination of the first refusal time period specified above. If the Transferring Member will not have consummated such transfer within such sixty (60) day period, the Transferring Member will promptly notify the applicable Holders, and any subsequent proposed transfer of the Offered Interest will once again be subject to the terms of Sections 9.2.1 and 9.2.2.

(f) Re-offer. The obligations of a Transferring Member and the Rights of First Refusal of the applicable Holders of the Participating Units set forth in this Section 9.2.1 will apply to each Offer made in respect of any Offered Interest, including any amendment to a prior Offer for which a Transfer Notice has previously been delivered.

9.2.2 Co-Sale Right. If a Transferring Member elects to transfer the Offered Interest to the Third-Party Transferee on the Offered Terms in accordance with Section 9.2.1(e), each Holder of Units (including only Holders of E Units for which the applicable Threshold Events have been fully satisfied or occurred) will have the right (the “Co-Sale Right”), exercisable upon written notice to the Transferring Member with a copy to the Company within ten (10) Business Days after the expiration of the Right of First Refusal, if applicable, to participate, based on its Participating Interest relative to all Holders of such Units (including the Transferring Member), in such Transferring Member’s sale of the Offered Interest on the Offered Terms. To the extent that an applicable Holder of Units exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the Offered Interest which such Transferring Member may sell pursuant to such Offer will be correspondingly reduced, and such Transferring Member will in connection with the closing of such transfer remit to each participating Holder that portion of the sale proceeds to which such Holder is entitled by reason of its participation in such sale, as determined in the reasonable judgment of the Executive Board; provided, however, that such Holders of such Units will not be required to make representations, warranties or indemnifications other than with respect to title to its Units or Membership Interest, or to enter into non-competition or similar agreements. For avoidance of doubt, a Holder of Units other than Investor Units or Common Units exercising its Co-Sale Right may not be entitled to the same proportion of the sale proceeds on a per Unit basis as a Holder of Investor Units or Common Units exercising its Co-Sale Right and the allocation of the sale proceeds among all participating Holders, as determined in accordance with Section 13.17.

9.2.3 Drag-Along Right.

(a) Bona Fide Proposal. Notwithstanding anything contained herein to the contrary, if at any time the Holders of all Investor Units (the “Principal Sellers”) unanimously approve a bona fide proposal (a “Sale Proposal”) from a Person for: (i) the sale or exchange, directly or indirectly, of all of the Units of all Members and Holders; (ii) the merger of the Company with or into another Person in which all of the Members and

Holders will receive cash or Securities of any other Person for all of their Units; or (iii) the sale of all or substantially all of the direct and indirect assets of the Company (each, a “Required Sale”), then the Company will (x) deliver a notice (a “Required Sale Notice”) with respect to such Sale Proposal to all Members and Holders of record stating that the Holders of all Investor Units and, if applicable, the Executive Board, propose to effect the Required Sale and providing the terms of the Sale Proposal and the identity of the Persons involved in the Sale Proposal, (y) request that the proposed purchaser answer reasonable inquiries of all Members regarding the Sale Proposal, and (z) cooperate with the proposed purchaser in connection with such Required Sale, including by providing reasonable access for the proposed purchaser to the Company’s books and records.

(b) Member and Holder Cooperation. Each Member and Holder, upon receipt of a Required Sale Notice, will be obligated (and such obligation will be enforceable by the Company and the other Members) to: (i) sell its Units and participate in the Required Sale contemplated by the Sale Proposal; (ii) vote their Units in favor of the Required Sale at any meeting of Members called to vote on or approve the Required Sale and/or to consent in writing to the Required Sale; (iii) use its reasonable efforts to cause any Board Member designated by such Member to vote in favor of the Required Sale at any meeting of the Executive Board called to vote on or approve the Required Sale and/or to consent in writing to the Required Sale (to the extent a vote and/or consent of the Executive Board has not previously been obtained in connection with such Required Sale); (iv) waive all dissenters’ or appraisal rights in connection with the Required Sale; (v) enter into agreements of sale or merger agreements relating to the Required Sale (but not to enter into any non-competition or similar agreement); (vi) make representations, warranties or indemnifications with respect to title to its Units or Membership Interest, but such Member or Holder shall not be required to make any other representations, warranties or indemnifications; and (vii) otherwise take all reasonable actions necessary or desirable to cause the Company and the Members and Holders to consummate the Required Sale.

(c) Amended Proposal. Any such Sale Proposal, and the terms of any Required Sale, may be amended from time to time, and any such Required Sale Notice may be rescinded, upon the unanimous approval of the Executive Board and (to the extent applicable) the unanimous approval of the Principal Sellers. The Company will give prompt written notice of any such amendment, modification or rescission to all of the Members and Holders.

(d) Member Rights. The obligations of the Members and Holders to sell their Units in connection with a Required Sale pursuant to this Section 9.2.3 are subject to the satisfaction of the following conditions:

(i) each of the Members and Holders will receive the same proportion (on a pre-tax basis) of the aggregate consideration from such Required Sale that such Member would have received if such aggregate consideration had been distributed by the Company to the Members and Holders in complete liquidation pursuant to Section 11.4 and (ii) any expenses incurred for the benefit of the Company or all Members and Holders, and any indemnities, holdbacks, escrows and similar items relating to the Required Sale, will be paid or established by the Company.

9.3 Rights of Assignees. Until such time, if any, as a transferee of any Transfer under Sections 9.1 or 9.2 is admitted to the Company as a substitute Member pursuant to Section 9.4, such transferee will be only a Holder of an Economic Interest; provided, however, that a Permitted Transferee will automatically become a substitute Member.

9.4 Actions Following Transfers. The Company will not recognize any Transfer of a Membership Interest, Economic Interest or Units unless all costs incurred by the Company to effect such Transfer have been paid by the transferor and there is filed with the Company a written and dated notification of such Transfer, in form and substance satisfactory to the Company, executed and acknowledged by the transferor and the transferee and such notification: (i) contains the agreement by the transferee to be bound by all the terms and conditions of this Agreement; and (ii) represents that such Transfer was made in accordance with all applicable securities laws and regulations. The transferee of all (or a part, as the case may be) of a Membership Interest, Economic Interest or Units and who becomes a Member will succeed to all (or a pro rata portion, as the case may be) of the Capital Account of the transferor of such Membership Interest, Economic Interest or Units, including all adjustments made thereto, and will have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement holding the same class of Units. Admission of a transferee Member will become effective on the date such Person’s name is recorded on the books and records of the Company. Upon the admission of a transferee Member: (1) the Executive Board will amend (which amendment shall not be subject to obtainment of any Special Approval) Exhibit A to reflect the name and address of, and number and class of Units held by, such transferee Member and to eliminate or adjust, if necessary, the name, address and Units of the predecessor of such transferee Member; and (2) to the extent of the Transfer to such transferee Member, the transferor Member will be relieved of its obligations under this Agreement.

9.5 Effect on Distributions. Any Member or Holder who Transfers any Units in a Transfer permitted pursuant to this Article 9 in which the transferee was admitted as a new Member will cease to be a Member with respect to the Units so transferred. All Distributions with respect to which the Distribution Date is before the date of a Transfer in accordance with this Article 9 will be made to the transferor Member or Holder, and all Distributions with respect to which the Distribution Date is after the date of such Transfer will be made to the transferee Member or Holder.

9.6 Unauthorized Transfers. Any purported Transfer by a Member or other Holder of a Membership Interest, Economic Interest or Units that does not comply with Section 9.1 or Section 9.2 or is not recognized by the Company under Section 9.4 will be null and void, and the transferee under such purported Transfer will acquire no title or ownership thereby but will hold such Economic Interest or Units for the benefit of the other Members or Holders.

9.7 Pledge of Interests. Subject to Section 9.1, notwithstanding anything in this Agreement to the contrary, a Member or Holder will be entitled to pledge its Membership Interest, Economic Interest or Units as security for a loan or other financing, provided that: (i) the Member or Holder obtains the prior Special Approval of the Executive Board, such Special Approval not to be unreasonably withheld, conditioned or delayed; (ii) the security interest is granted only to a bank or other financial institution chartered and insured by all applicable state and federal governmental entities; (iii) any right of foreclosure on such security interest by the bank or other financial institution will be subject to the other Members’ right to cure any default with respect to such financing and purchase the Membership Interest in accordance with the Right of First Refusal pursuant to Section 9.2.1; (iv) if the Members elect not to cure any default and purchase the Membership Interest, Economic Interest or Units following any default and the bank or financial institution forecloses on the Membership Interest, Economic Interest or Units, the bank or financial institution will receive only an Economic Interest and will not be admitted to the Company as a Member; and (v) the holder of the pledged Membership Interest will not be entitled to exercise any voting or other rights of a Member, other than the right to receive Distributions with respect to such pledged Membership Interest as set forth herein.

ARTICLE 10

[RESERVED]

ARTICLE 11

DISSOLUTION AND WINDING UP

11.1 Dissolution. The Company will be dissolved, its assets will be disposed of, and its affairs wound up upon the first to occur of the following (each a “Dissolution Event”):

11.1.1 the entry of a decree of judicial dissolution pursuant to the Act; or

11.1.2 the Special Approval of the Executive Board or the unanimous approval of all Members owning all Investor Units and Common Units.

11.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 11.1, the Executive Board will cause to be executed a Certificate of Dissolution in such form as will be prescribed by the Delaware Secretary of State and file the Certificate as required by the Act.

11.3 Winding Up. Upon the occurrence of any event specified in Section 11.1, the Company will continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Executive Board or a Person designated thereby will be responsible for overseeing the winding up and liquidation of the Company, will take full account of the liabilities of the Company and its assets, will either cause its assets to be sold or distributed and if sold as promptly as is consistent with obtaining the fair market value thereof, will cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 11.4. The Person(s) winding up the affairs of the Company will give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Person(s) winding up the affairs of the Company will be entitled to reasonable compensation for such services.

11.4 Payment of Liabilities and Liquidating Distributions upon Dissolution. After determining that all known debts and liabilities of the Company in the process of winding up, including debts and liabilities to Members who are creditors of the Company (by virtue of having made Company Loans) and expenses of liquidation, have been paid or adequately provided for, the remaining assets will be distributed to the Members in accordance with Section 7.1.

11.5 Certificate of Cancellation. The Person(s) who filed the Certificate of Dissolution will cause to be filed in the office of, and on a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate of Formation upon the completion of the winding up of the affairs of the Company.

11.6 Rights of Members. Except as otherwise provided in this Agreement: (i) each Member will look solely to the assets of the Company for the return of his, her or its investment; (ii) if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Members will have no recourse against other Members for indemnification, contribution or reimbursement; and (iii) subject to the distribution of all liquidation proceeds in the manner provided under Sections 11.4 and 7.1, no Member will have priority over any other Member as to the return of its capital contributions, distributions, or allocations.

ARTICLE 12

ACCOUNTING, RECORDS, REPORTING BY MEMBERS

12.1 Deposits. All funds of the Company will be deposited from time to time to the credit of the Company in such banks or other depositories as the Executive Board may select.

12.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company will be signed by an officer or officers authorized to do so by the Executive Board.

12.3 Accounts. The Company will maintain or cause to be maintained books and records of account relating to the assets and income of the Company and the payment of expenses of, and liabilities or claims against or assumed by, the Company in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law.

12.4 Accounting. All books and records of account of the Company will be maintained and reported based upon generally accepted accounting principles, consistently applied, employing standards, procedures and forms conforming to established practice in the United States.

12.5 Books and Records. The books and records of the Company will reflect all the Company transactions and will be appropriate and adequate for the Company’s business. The Company will maintain the Company’s books and records at its principal office.

12.6 Right of Inspection. A Member holding at least fifteen percent (15%) of the total outstanding Investor Units or fifteen percent (15%) of the total outstanding Common Units will have the right (at its sole expense) to examine and inspect, at any reasonable time and for any purpose reasonably related to such Member’s interests, the minutes and records of the Executive Board and the books and records of account of the Company, and to make copies thereof; provided, however, that the Executive Board will have the right in its discretion to keep confidential from the Members, for such period of time as the Executive Board deems appropriate, any information which the Executive Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Executive Board in good faith believes is not in the best interest of the Company or its business or that the Company is required by law or agreement with a third party to keep confidential. No Person (including any Holder of Class E Units) other than Members holding at least fifteen percent (15%) of the total outstanding Investor Units or fifteen percent (15%) of the total outstanding Common Units of the Company will have rights to inspect the books and records of the Executive Board or the Company, except as may be required by law. Any inspection permitted hereunder may be made by any agent or duly appointed attorney of the Member entitled to undertake such inspection.

12.7 Reports. Until a Qualified IPO, the Executive Board will cause to be delivered to each Member (i) monthly financial statements of the Company and operational reports (within thirty (30) days following the end of each month); (ii) unaudited quarterly financial statements of the Company prepared in accordance with GAAP (within forty-five (45) days following the end of each quarter); and (iii) annual audited financial statements of the Company prepared in accordance with GAAP (within ninety (90) days following the end of each Fiscal Year) audited by a firm of independent auditors selected by the Executive Board. Such other reports as determined by the Executive Board to be necessary will be prepared by the Executive Board or authorized officers of the Company, and will contain such information and cover such matters as determined by the Executive Board and will be distributed to the Members and/or Board Members at such times as determined by the Executive Board.

12.8 Tax Information. Within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Company will send to each Person who was a Member or Holder at any time during such Fiscal Year a

Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member’s or Holder’s federal income tax returns, including a statement showing such Member’s or Holder’s share of income, gain, loss, expense and credits for such Fiscal Year for federal income tax purposes. In addition, at the request of any Member, the Company will send to such Member the Company’s Form 1065 and such information regarding the Company’s state tax returns as such Member may reasonably request.

12.9 Confidentiality; Proprietary Information. The Members will not, and will use their commercially reasonable best efforts to cause their Affiliates and designated Board Members to not, use or disclose to any Person any trade secrets, technical information, processes, know-how, financial or business data or other proprietary information relating to or in the possession of the Company, including the Company’s Business Plan and Budget or other business plans (collectively, “Proprietary Information”) for any purpose which does not relate to the Company; provided, however, that a Member may disclose any such Proprietary Information: (i) that has become generally available to the public through no fault or improper disclosure committed by a Member or its Affiliates or designated Board Members; (ii) to its employees and professional advisers who need to know such information and agree to keep it confidential in accordance with the terms of this Section 12.9; (iii) to the extent required in order to comply with contractual reporting obligations to its limited partners or members who have agreed to keep it confidential in accordance with the terms of this Section 12.9; (iv) to the extent reasonably deemed necessary or beneficial by the disclosing party in order to comply with any law, order, regulation, ruling or any listing agreement with a nationally recognized stock exchange applicable to such Member, including, for the sake of clarity, any disclosures required by legal or accounting rules in connection with any Member’s status as a public company; and (v) as may be required in response to any summons, subpoena or discovery request in connection with any litigation or proceeding, it being agreed that, unless such Proprietary Information has become generally available to the public (x) the Member will give the Company notice of such summons, subpoena or discovery request and will cooperate with the Company at the Company’s request so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), the Member (1) will furnish only that portion of the Proprietary Information which, in accordance with the advice of counsel, is legally required to be furnished and (2) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such Proprietary Information; provided, further, that nothing contained in this Section 12.9 will prohibit any Member from disclosing Proprietary Information in the context of a proposed sale of its Membership Interest, Economic Interest or Units in the Company in accordance with this Agreement to a Person who has first signed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company.

12.10 Non-Solicit / Non-Interference. For so long as a Member or its Permitted Transferees or Affiliates owns any Units in the Company and for one (1) year after a Member and its Permitted Transferees or Affiliates dispose of all of their respective Units in the Company, such Member shall not (i) solicit, divert, hire or appropriate, or attempt to solicit, divert, hire or appropriate or encourage any employee of the Company or any if its Subsidiaries to enter into or become the subject of any direct or indirect contractual, service, employment or other similar arrangement with such Member or any of such Member’s Affiliates or (ii) encourage, influence, assist or attempt to encourage, influence or assist any employee of the Company or any if its Subsidiaries to terminate, diminish or modify his or her relationship, arrangement or agreement with the Company or its Subsidiaries. Notwithstanding the foregoing, any Member’s or its Permitted Transferees or Affiliates’ use of general solicitations or advertisements within publicly or industry circulated media or utilization of professional third party placement, personnel or talent services shall not constitute a violation or breach of this Section 12.10.

ARTICLE 13

MISCELLANEOUS

13.1 Complete Agreement. This Agreement, the exhibits hereto and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them. To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, the Certificate of Formation will control.

13.2 Pronouns; Statutory References. All pronouns and all variations thereof will be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

13.3 References to this Agreement. Numbered articles and sections herein contained refer to articles and sections of this Agreement unless otherwise expressly stated.

13.4 Governing Law; Jurisdiction; Judicial Proceedings. This Agreement will be governed by, construed under and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws principles. Each Member hereby consents to the exclusive jurisdiction of the state and federal courts sitting in New

York in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him, her or it may be effected by service of process by registered or certified mail addressed as provided in Exhibit F of this Agreement, and that when so made will be as if served upon him, her or it personally within the State of New York.

13.5 Successors. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, no rights or obligations of a Member will be assignable and any purported assignments not so permitted will be void ab initio.

13.6 Amendments. All amendments to this Agreement will be in writing and will not be effective unless approved pursuant to Section 5.2.6 or Section 5.5. Amendments to Exhibit A or Exhibit B following any issuance, redemption, repurchase, reallocation or Transfer of Units in accordance with this Agreement may be made by the Executive Board without the consent of or execution by the Members.

13.7 Heading; Exhibits and Schedules. Section titles and the table of contents are for descriptive purposes only and will not control or alter the meaning of this Agreement as set forth in the text. All Schedules and Exhibits attached to this Agreement are incorporated and will be treated as if set forth herein.

13.8 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement will not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof will be declared invalid or unenforceable, the remaining provisions will remain in full force and effect and will be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

13.9 Notices. All notices, requests or consents required or permitted hereunder will be in writing and will be delivered to the address set forth by each Member and the Company on Exhibit F or to such other party and/or address as any of such parties may designate in a written notice served upon the other parties in the manner provided for herein. Each such notice, request, consent or other communication will be given: (i) by hand delivery; (ii) by nationally recognized courier service or United States Express Mail; (iii) by facsimile; or (iv) by e-mail (in the case of (iv), if authorized by the relevant Member). Each such notice, request, consent or other communication will be effective: (a) if delivered by hand, when delivered at the address specified on Exhibit F, (ii) if delivered by nationally recognized overnight courier service or sent by United States Express Mail, on the second (2nd) following Business Day after delivery to such service or such mailing; (iii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on Exhibit F and the appropriate answer back or confirmation is received; and (iv) if delivered by e-mail, when such e-mail is transmitted to the e-mail address specified on Exhibit F and the appropriate answer back or confirmation is received.

13.10 No Waiver. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

13.11 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

13.12 Costs. Except as expressly provided herein, each party will be solely responsible for and bear all of its respective expenses, including expenses of lenders, legal counsel, investment bankers, consultants, accountants and other advisors, incurred at any time in connection with the transactions contemplated by this Agreement.

13.13 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

13.14 Partition. Each Member and Holder irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

13.15 Press Releases. All media releases, public announcements and public disclosures by the Company or any Member with respect to this Agreement, any transaction contemplated by this Agreement or with respect to the business of the Company will be coordinated between and approved by the Company and the Initial Members before release, it being understood that while such parties will consult in good faith, they will not have approval rights over any announcement by any party intended solely for internal distribution or any disclosure by any party required by such party for compliance with by legal, accounting, or regulatory requirements, or any listing agreement with a nationally recognized stock exchange. Such approval will not be unreasonably withheld, conditioned or delayed by any party.

13.16 Fair Market Value. In connection with the any determination of fair market value hereunder, such determination shall be made by the Executive Board in good faith. If any Member disputes a determination of fair market value, the Executive Board shall retain a nationally recognized investment banking firm (the “Investment Bank”), mutually satisfactory to such Member and the Executive Board, to make the applicable determination, and the determination of the Investment Bank shall be final and binding on all parties. The cost of the Investment Bank shall be borne seventy-five (75%) percent by the Company and twenty-five (25%) percent by the Member disputing the Executive Board’s determination of fair market value, except that if the fair market value as determined by the Investment Bank, is more than ten (10%) percent greater than the respective amount determined by the Executive Board, the Company shall bear the entire cost of the Investment Bank.

[The remainder of this page is intentionally blank.

Signatures are contained on the following page.]

IN WITNESS WHEREOF, the Initial Members of the Company have executed this Agreement, effective as of the date first written above.

SIMON WORLDWIDE, INC.

By:	/s/ Terrence Wallock
Name:	Terrence Wallock
Title:	Secretary

OA3, LLC

By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President and Secretary

/s/ RICHARD BECKMAN
RICHARD BECKMAN

/s/ JOEL A. KATZ
JOEL A. KATZ

Limited Liability Company Agreement of Three Lions Entertainment, LLC

List of Exhibits

EXHIBIT A – Schedule of Members, Holders and Units

EXHIBIT B – Schedule of Capital Contributions

EXHIBIT C – Allocation of Net Income, Net Losses and other items

EXHIBIT D – Initial Executive Board

EXHIBIT E – Initial Business Plan and Budget*

EXHIBIT F – Addresses of Members

EXHIBIT G – CEO Employment Agreement*

*	The registrant has omitted confidential portions of the referenced exhibit and filed such confidential portions separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Exchange Act of 1934, as amended.

EXHIBIT A

MEMBERS, HOLDERS, AND UNITS

AS OF MARCH 15, 2013

	Investor Units		Common Units		Class E Units
	Units	Voting Power	Unit	Voting Power	Units	Voting Power
Member
Simon	600,000	600,000	0	0	0	N/A –None
Richard Beckman	28,235	28,235	291,765	291,765	0	N/A –None
Joel A. Katz	7,059	7,059	72,941	72,941	0	N/A –None
Total	635,294	635,294	364,706	364,706	0	N/A –None
Percentage	63.529%	63.529%	36.471%	36.471%	0	N/A –None
Reserved for Issuance to Employees	0	0	0	0	111,112	N/A –None
Total	635,294	635,294	364,706	364,706	111,112	N/A –None
Fully Diluted Percent of total	57.176%	63.529%	32.824%	36.471%	10.000%	N/A –None

A-1

EXHIBIT B

CAPITAL CONTRIBUTIONS 1

Member	Initial Capital Contribution	Second Capital Contribution	Third Capital Contribution	Maximum Member Funding Amount
Simon	$3,150,000	$1,850,000	$3,500,000	$8,500,000
Yucaipa	None.	None.	None.	$5,350,000 less the actual Second Capital Contribution and Third Capital Contribution made by Simon
Richard Beckman	$148,235	$87,059	$164,706	$ 400,000
Joel A. Katz	$37,059	$21,765	$41,176	$ 100,000
Total	$3,335,294	$1,958,824	$3,705,882	$9,000,000

PRE-EFFECTIVE-DATE CONTRIBUTIONS

Richard Beckman	$1,000
Joel A. Katz	$1,000

[1]

B-1

EXHIBIT C

Attached to and Made a Part of

the Operating Agreement of

Three Lions Entertainment, LLC

(a Delaware Limited Liability Company)

ARTICLE 1

ALLOCATION OF NET INCOME, NET LOSSES

AND OTHER ITEMS AMONG THE MEMBERS

1.1. Capital Accounts. A separate capital account will be maintained for each Member (and, as applicable, each Holder) (a “Capital Account”). Such Member’s Capital Account shall be (i) increased by (A) the amount of money and the initial Gross Asset Value of any property contributed (or deemed contributed) by the Member to the Company, (B) the Net Income and any other items of income and gain specially allocated to the Member under Paragraph 1.4, and (C) the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member; and (ii) decreased by (A) the amount of money and the Gross Asset Value of any property distributed to the Member by the Company, (B) the Net Losses and any other items of deduction and loss specially allocated to the Member under Paragraph 1.4, and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by property contributed by such Member to the Company.

1.2. Allocation of Net Income and Net Losses. After giving effect to the special allocations set forth in Paragraph 1.4 below, and subject to Paragraph 1.5, the Net Income or Net Losses of the Company for each Fiscal Year will be allocated among the Members (and, as applicable, Holders) in a manner such that the balance in each Member’s Capital Account, after adjusting for all capital contributions and distributions made during such Fiscal Year and immediately after making all allocations required for the relevant Fiscal Year is, as nearly as possible, equal to the amount that would be distributed to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their respective Gross Asset Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liabilities), and the net assets of the Company were distributed to the Members in the order of priority set forth in Section 7.1 of the Agreement, minus the sum of (i) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, and (ii) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the Company.

1.3. [Reserved].

1.4. Special Allocations. The following special allocations will be made to the Members (and, as applicable, Holders) in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Paragraph 1.4(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i), notwithstanding any other provision of this Exhibit C, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance

C-1

with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Paragraph 1.4(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Paragraph 1.4(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for Exhibit C have been tentatively made as if this Paragraph 1.4(c) were not part of this Exhibit C.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the amount such Member is obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Paragraph 1.4(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in this Exhibit C have been made as if Paragraph 1.4(c) and this Paragraph 1.4(d) were not part of this Exhibit C.

(e) Nonrecourse Deductions. Any Nonrecourse Deductions will be specially allocated to the Members in accordance with their Percentage Interests.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions will be specially allocated to the Member that bears the Economic Risk of Loss for the member nonrecourse debt to which such deductions relate as provided in Treasury Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

1.5 Loss Limitation. Net Losses allocated pursuant to Paragraph 1.2 above shall not exceed the maximum amount of Net Losses that can be allocated without causing any Member (or, as applicable, Holder) to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Paragraph 1.2, the limitation set forth in this Paragraph 1.5 shall be applied on a Member by Member basis and Net Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

1.6. Allocation of Certain Tax Items.

(a) Except as otherwise provided in this Paragraph 1.6, all items of income, gain, loss or deduction for federal, state and local income tax purposes will be allocated in the same manner as the corresponding “book” items are allocated under Paragraphs 1.2 (as a component of Net Income or Net Losses) or 1.4.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members (and, as applicable, Holders) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value thereof (computed in accordance with subparagraph (i) of the definition of the term Gross Asset Value herein).

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of the term Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

(d) In the event the Company has in effect an election under Section 754 of the Code, allocations of income, gain, loss or deduction to affected Members for federal, state and local tax purposes will take into account the effect of such election pursuant to applicable provisions of the Code.

(e) Any elections or other decisions relating to such allocations will be made by the Executive Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Paragraph 1.6 are solely for federal, state and local tax purposes and will comprise the information furnished to such Members in their Schedule K-1s each year. Except to the extent allocations under this Paragraph 1.6 are reflected in the allocations of the corresponding “book” items pursuant to Paragraphs 1.2 (as a component of Net Income or Net Losses), or 1.4, allocations under this Paragraph 1.6 will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Agreement.

1.7. Allocation Between Assignor and Assignee. The portion of the income, gain, losses, credits, and deductions of the Company for any Fiscal Year during which a Percentage Interest is assigned by a Member (or by an assignee or successor in interest to a Member), that is allocable with respect to such Percentage Interest will be apportioned between the assignor and the assignee of the Percentage Interest on whatever reasonable, consistently applied basis is selected by the Executive Board and permitted by the applicable Treasury Regulations under Section 706 of the Code.

1.8. Tax Reporting. The Members are aware of the income tax consequences of the allocations made by this Article 1 and hereby agree to be bound by the provisions of this Article 1 in reporting their shares of Company income and loss for income tax purposes.

1.9. Profit Shares. Solely for purposes of determining a Member’s proportionate share of the Company’s “excess nonrecourse liabilities,” as defined in Treasury Regulation Section 1.752-3(a), the Members’ interests in Company profits will be deemed to be in accordance with their Percentage Interests.

1.10. Compliance with Treasury Regulations. If the Executive Board determines that the manner in which the Members’ Capital Accounts are maintained should be modified, or that any particular item of income, gain, loss, deduction or credit should be allocated in a manner other than as provided above, in order to comply with the Treasury Regulations, the Executive Board may make the modification or the allocation without the consent of any of the other Members; provided, however, that no such amendment may be made to the extent it is likely to have a material effect on the amounts distributable to any Holder or Member during the term of this Agreement or upon dissolution of the Company.

1.11 Transfers of Interests.

(a) Upon the transfer of all of a Member’s (and, as applicable, Holder’s) Units, the Capital Account of such Member will carry over to the transferee.

(b) Upon the transfer of a portion of a Member’s Units, the portion of such Member’s Capital Account attributable to the transferred portion will carry over to the transferee. In the event that the document effecting such Transfer specifies the portion of such Member’s Capital Account to be transferred, such portion will be deemed to be a portion attributable to the transferred portion of such Member’s Units for purposes of this Paragraph 1.11(b).

ARTICLE 2

DEFINITIONS

As used in this Exhibit C, the following terms will have the following meanings:

“Adjusted Capital Account Deficit” means, with respect to any Member (and, as applicable, Holder), the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amount which such Member is obligated to contribute or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) or 1.704-2(i)(5); and

(ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Company Minimum Gain” means partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Economic Risk of Loss” will have the meaning provided by Treasury Regulations Sections 1.704-2(b)(4) and 1.752-2.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) the initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset, as determined by the contributing Member and the Company; and

(ii) the Gross Asset Value of all Company assets will be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of money or other property; (b) the distribution by the Company to a Member of more than a de minimis amount of Company money or property as consideration for an interest in the Company, (c) the liquidation of a Member’s interest in the Company or the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), and (d) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member; provided that an adjustment described in clauses (a), (b), and (d) of this paragraph shall be made only if the Executive Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) the Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution;

(iv) the Gross Asset Values of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 732(d), Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (A) Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and (B) clause (vi) of the definition of “Net Income” and “Net Losses” or Paragraph 1.4(g) hereof, provided, however, that Gross Asset Values will not be adjusted pursuant to this subparagraph (iv) to the extent that the Members determine that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

(v) if the Gross Asset Value of any asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) hereof, such Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” in any year means the Company deductions that are characterized as “partner nonrecourse deductions” under Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Net Income” and “Net Losses” mean, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss, as the case may be, for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in taxable income or loss), with the following adjustments (without duplication): (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition will be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition will be subtracted from such taxable income or loss; (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition thereof, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses; (iv) gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition thereof; (vi) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses; and (vii) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Paragraph 1.4 hereof will not be taken into account in computing Net Income and Net Losses. The amounts of items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Paragraph 1.4 hereof shall be determined by applying rules analogous to those set forth in the preceding clauses (i) through (vi).

“Nonrecourse Deductions” in any year means the Company deductions that are characterized as “nonrecourse deductions” under Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Treasury Regulations” means the income tax regulations (including temporary regulations) promulgated under the Code.

All other capitalized terms used in this Exhibit C will have the same meaning as in the Agreement.

[Remainder of Page Intentionally Left Blank]

EXHIBIT D

INITIAL EXECUTIVE BOARD

Investor Board Members

Ira Tochner

Jeff Johnson

Terrence Wallock

Common Board Members

Richard Beckman

Joel A. Katz

D-1

March, 2013
CONFIDENTIAL
For Discussion Purposes Only
Three Lions Entertainment
Introduction
EXHIBIT E
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Confidential
Executive Summary
Three Lions Entertainment (“TLE”) is a newly established Delaware LLC formed by Richard Beckman
TLE will become one of the marquee names in Branded Entertainment one of the fastest growing segments in media
TLE is looking to raise [*] in initial capital to launch and also to fund brand acquisitions in the media/entertainment sector that are currently underutilized /underscaled
Proven Management
TLE will be led by CEO Richard
Beckman:
•
30 years of experience in the
media industry
•
Previously as CEO of
Prometheus Global Media and
President of the Condé Nast
Media Group
•
Previously created multiplatform
programs including the Billboard
Music Awards, Fashion Rocks and
Movies Rock
•
Track record of raising significant
sponsorship revenue from
leading brands
360 o Value Proposition
TLE will apply
necessary to
optimize revenues around both
original and existing media assets
TLE will offer
within those assets and a full roster
of advertising services including
sophisticated integrations and
activations
TLE will [*]
to produce
Fashion Rocks
and Movies Rock
which
have run successfully on CBS and
[*]
Scalable Non-capital
Intensive Model
TLE base case  projections assume a
roster of four events developed
gradually over a five year period
starting March 15, 2013
TLE base case scenario generates [*]
by 2017
Highly scalable operational expense
budget and team of [*]
Revenue on base case is solely based
on production of four annuals with no
secondary revenue streams
An additional five show concepts are
in development and can be added to
current program (two are included in
upside case)
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
1
license
Cross-platform
advertising opportunities
valuable expertise
in the media space

2
Confidential
Branded Entertainment is one of the fastest growing segments in media today
Definition
(aka Branded Content) is an entertainment-based vehicle that is funded by advertisers and is complimentary to a brands marketing strategy
Purpose
To give a brand the opportunity to communicate its image to its target audience in an original way, by creating positive links between the brand and the program
Projects are often the result of a content partnership between brands, producers and broadcasters
Branded Entertainment spending increased at a compound annual growth rate of 10.6% from
2004 -2009 and the US remained the world’s largest market accounting for 45.1% of total spending in 2009
Spending on consumer events and product placement and integrations dipped only 1.3% to
$24.63 billion in 2009 (The ad market as a whole dipped 14.4% in 2009)
2009 was the first decline since tracked starting in  1975,  rebounding with 5.3% growth in 2010
Branded Entertainment is forecasted to grow at a compounded annual growth rate of 9.2% 2011 thru 2014
Effectiveness
Provides for alignment of brand with relevant content
Ability to make stronger emotional connections with the consumer
Builds brand affinity with a desired target group/demo
Avoids traditional consumer clutter and provides for protection from increased consumer control due to new technologies
Market Opportunity – Branded Entertainment
Strength and Growth of
the Segment
“The cascade of new media platforms and technologies have led to significant changes in consumer media uses, which has forced brands to rethink long-held beliefs about effective strategies to target audiences”
- Patrick Quinn , CEO of PQ Media

3
Confidential
TLE will capitalize on the key drivers of the Branded entertainment segment’s growth
Driver
Fragmenting of audiences across all media channels and
the increasing value of scaled audiences against this
backdrop
Clients like the scale of Branded Entertainment tent-
poles
TLE Opportunity
Growing resistance of consumers to commercial
messaging thru DVR technology, anti-spam software etc
Event TV is more DVR resistant than other types of
programming
Increasing need to engage consumers with relevant, live
content programming
Great consumer engagement metrics around this programming
Importance of creating multi-channel content that is
agnostic as to platform
Branded Entertainment content lends itself well to extension over multiple channels.
Desire of advertisers to engage the consumer in less
traditional ways by integrating their message into the
content.
Branded Entertainment offers great opportunities for
integration
Content is King more than ever
Competition amongst distributors is at historically high level
Creation of multiple channels for the content provides new
consumption points and creates new potential revenue streams
Branded Entertainment events present unique opportunities to create original content for advertisers which is highly in demand in contemporary media landscape
Market Opportunity – Three Lions Entertainment

4
Confidential
Unique strategy to not rely solely on TV license fees that typically drive this sector
Capability of developing and producing multi-platform content that can be monetized in several ways and will not rely solely on TV license fees that typically drive this sector.
Will present more appealing cross platform and integrated propositions to Sponsors/Advertisers
This flexibility to the business model and ability to create and monetize original content across multiple channels enables TLE to partner more flexibly with the TV Networks and the Client Base.
Develop media properties [*]
[*] Create original multi-media
events
[*]
Expand an existing
entertainment asset [*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
TLE’s Unique
Business
Model
Three Lions Entertainment -  Market Differentiatio
Three Lions Entertainment will establish itself immediately as a leading player, with a proven track record, in creating unique Branded Entertainment platforms for premier advertisers

5
Confidential
Three Lions Entertainment’s Secret Sauce
Traditional Model TLE Model
TV Producer TV Network
Media Values Media Values
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Television
TV
Network
Content
Creation
Multiplatform
Sponsorship

6
Confidential
Business Description and Strategy
TLE will scale content and generate multiple revenues streams
Originate, produce and monetize new multimedia events with numerous revenue streams
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
[*]

7
Confidential
Base Case Summary
Assumptions
Events are produced annually
Assumes all revenues and expenses are
recognized with event production
CEO and administrative assistant start March
16, 2013
Additional hires throughout 2013 with the
remaining personnel in January-May 2014
Fully SG&A budget developed
Projections
Event Program Schedule
$000s
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

8
Confidential
Upside Case Summary
Assumptions Projections
Event Program Schedule
$000s
Same assumption as base case except:
Assumes one and two additional shows
in development are produced in 2016
and 2017 respectively
Does not include ancillary income
streams than can be developed and
could leverage the TLE team and
platform
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9
Confidential
Working Capital and Cash Burn (Base Case)
Capital needs are projected [*]
TLE generates [*] of cumulative cash flow through 2017 in
the base case scenario
Run rate monthly SG&A and Personnel costs cash use of
approximately [*] average per month respectively
Additional [*]
Program related capital use cycle over a [*] month period
surrounding the event (except license fees)
Summary Cash Burn Projections
License fee of [*] for Movies Rock
License fee of [*] for [*]
License fee of [*] for [*]
$000s
License Fee Payment Assumptions Event Working Capital Assumptions
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

10
Confidential
Working Capital Cash Burn (Base Case) 2013-14 Detail
$000s
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

11
Confidential
Working Capital Cash Burn (Base Case) 2015-16 Detail
$000s
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

12
Confidential
Event Program Summary
Event Location
Event Timing
(first year)
Key Highlights
Key Risks
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
Fashion Rocks [*]
Fashion Rocks [*]
[*]
[*]
(2014)
[*]
[*]
Movies
Rock
Movies
Rock
[*]
(2014)
[*]
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Proven models and exclusive brands help mitigate risks of event sponsorship burden and production risk
Diversified program of annual events have various levels of dependency of sponsorship and license fees
TLE has exclusive rights to licenses for the Fashion Rocks and Movies Rock brands and [*]
TLE is in discussions with potential  [*]

13
Confidential
Event Financial Summary
Fashion Rocks [*]
Fashion Rocks [*]
Movies Rock
Movies Rock
[*]
[*]
[*]
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

14
Confidential
Movies Rock Summary
The collaboration of music and movies has created nothing short of the sound track of American Life. From the theme song that tops the charts to the score that carries a story, motion picture sound is imprinted on the American psyche.
Returning in [*] 2014  [*], the Emmy® winning Movies Rock celebrates two of our most emotionally resonant passions- Movies and Music- [*]:
[*]
Original Movies Rock production included [*].
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

15
Confidential
[*].
[*].
[*].
CABLE TELEVISION – [*].
[*].
Movies Rock will be a show produced annually to be telecast [*].
The show will also be licensed [*].
Three Lions Entertainment will hold [*].
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Movies Rock Summary - continued

16
Confidential
Fashion Rocks [*]
Music and Fashion. They are two of cultures most profound influences
….. and they are forever linked. Many of fashion’s most important trends are inspired by music and many of music’s most influential artists express themselves through fashion as much as through their music.
[*] broadcast [*] produced by Richard Beckman…creator of Fashion Rocks…and [*]. This unique show celebrates the incredible fusion of fashion and music [*].
Past musical performers have included: [*].
The ultimate expression of this unique relationship is Fashion Rocks [*] … and in [*] 2014 boasting five successful years, one of media’s most celebrated and influential Branded Entertainment platforms returns.
And for the first time, Fashion Rocks [*]
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

17
Confidential
[*].
[*].
[*].
[*].
Content will include:
[*].
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Fashion Rocks [*] - continued

18
Confidential
[*].
[*].
Three Lions Entertainment will hold the right [*] the show will air annually [*].
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Fashion Rocks [*] - continued

19
Confidential
[*] Summary
Nothing inspires and unites people more than music. In November , 2015,
Three Lions Entertainment will present [*]. The show will be co-
produced by Richard Beckman and [*].
[*]
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

20
Confidential
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
[*] Summary - continued
[*] EVENTS – [*]
[*] TELECAST – [*]

21
Confidential
[*]
[*].
Some initial concept include:
[*]
[*].
[*]
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Music is the universal language that crosses borders and touches everyone….its the DNA strand that courses thru our veins….inspiring , uniting  and connecting people globally across generations like no other art form. Music’s influence makes it a megaphone that amplifies messages and creates a disproportionally larger impact on culture.

22
Confidential
Additional Show Concepts in Development
TLE will partner with existing and additional leading brands to continue to develop original multi-media events
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

23
Confidential
Ancillary Revenue Streams
[*] within music industry and other brands within entertainment sector
[*]
Developing of [*]
Monetizing [*]
[*] around the key events
[*] key shows
Ancillary, revenue [*]
[*] as a revenue stream
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

24
Confidential
Management
* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
Richard Beckman is a proven industry leader and innovator within the Media and Entertainment sector with
30 years experience of building and monetizing World class assets across multiple channels.
In his most recent capacity he served as founding CEO of Prometheus Global Media where he was the architect of the highly successful re-invention of  The Hollywood Reporter, the relaunch of  Adweek and the successful resurrection of The Billboard Music awards which he Executive Produced live on ABC in 2011 and
2012 to great critical acclaim.
Prior to joining Prometheus Mr Beckman was with Condé Nast where he served in various capacities over a
24 year career namely as Publisher of Condé Nast Traveler, Gentleman’s Quarterly and Vogue, (during his tenure all three of these magazines were named to Adweek’s Hot List), President of the Condé Nast Media
Group and CEO of Fairchild
As President of Condé Nast Media Group Mr Beckman was responsible for [*].
During his tenure at Condé Nast Mr Beckman built a reputation for creating some of the industry’s leading and most lucrative Branded Entertainment properties including:  GQ’s Men of The Year, The Vogue/VH1
Fashion Awards, Fashion Rocks and the Emmy award winning Movies Rock which ran on NBC,VH1, and
CBS respectively.
Richard Beckman is a proven industry leader and innovator within the Media and Entertainment sector with 30 years experience of building and monetizing World class assets across multiple
channels.

25
Confidential
Advisory Partner
More than 30 years ago, he founded Katz, Smith & Cohen, which became one of the nation’s largest entertainment law firms.
In 1998, Katz caught the attention of the international law firm Greenberg Traurig, and merged his practice with them. He is now global chair of the firm’s international media and entertainment practice, regarded as the world’s largest entertainment law practice with shareholders in nine cities, and co-managing shareholder emeritus of the Atlanta office.
Katz started his law practice in 1971 with his first client, James Brown. Katz later began representing B.B.
King and Willie Nelson, who remains a client of more than three decades. The firm’s client roster grew to include more than 50 of the top entertainers.
The firm and Katz’s corporate client list includes some of the most recognized brands in the world, such as
The Coca-Cola Company, Dick Clark Productions, Anschutz Entertainment Group (AEG), The Gospel
Music Channel, Legendary Pictures,  The Country Music Association, The Gospel Music Association, the
Latin Recording Academy,  the TONY Awards,  BMG Rights Management GmbH and many others.
Katz is general counsel for The Recording Academy and formerly served as the organization’s chairman and is the former chairman of the Abu Dhabi Investment House “ENTERTAINMENT CITY” and “PORTA
MODA” advisory boards.
Joel Katz is one of the most accomplished and influential people in media and entertainment. He is widely recognized as a leader in the field of entertainment law. His clients include some of the world's most well-known entertainers, music producers, record companies, concert promoters and Fortune 500 companies.

26
Confidential
Conclusion
Three Lions Entertainment presents the opportunity to:
Invest in the fastest growing sector in media today
Benefit from TLE’s unique multi-dimensional business model
Partner with management with a proven track record and access to premier sponsors, advertisers and talent
Leverage exclusive rights to known brands in Branded
Entertainment
Invest in an organization with ability to ramp up quickly for growth
Experience upside with additional revenue sources excluded
from the current model

EXHIBIT F

ADDRESSES OF MEMBERS

Simon Worldwide, Inc.

18952 MacArthur Boulevard

Suite 470

Irvine CA 92612

Facsimile: 949-251-4670.

Attn: Terry Wallock

OA3, LLC

c/o The Yucaipa Companies

9130 West Sunset Boulevard

Los Angeles CA 90069

Attn: Legal Department

Richard Beckman

100 Husted Lane

Greenwich CT 06830

Joel A. Katz

c/o Greenberg Traurig, LLP

Terminus 200

3333 Piedmont Road, N.E.

Suite 2500

Atlanta, GA 30305

F-1

EXHIBIT G

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), is made effective as of March 18, 2013 (the “Commencement Date”), by and between Three Lions Entertainment, LLC, a Delaware limited liability company, (“Company”) and Richard Beckman, an individual resident of the State of Connecticut, with an address of 100 Husted Lane, Greenwich, CT 06830 (“Employee”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements included in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	AGREEMENT TO EMPLOY; TERM OF EMPLOYMENT.

(a) Other Agreements. Employee is a member of the Company owning an interest therein and is a party to that certain Limited Liability Company Operating Agreement of Three Lions Entertainment, LLC dated of even date herewith (the “LLC Agreement”). Capitalized terms used but not otherwise specifically defined herein shall have the meanings provided in the LLC Agreement.

(b) Agreement to Employ. Effective as of the Commencement Date, the Company hereby agrees to employ Employee, and Employee hereby agrees to accept such employment, upon and subject to the terms and conditions hereinafter set forth.

(c) Term of Employment. Employee’s term of employment shall commence as of the Commencement Date and shall end and expire on the close of business on the last day of the month which includes or coincides with the date marking the five (5) year anniversary of the Commencement Date (such period the “Term”); provided that Employee’s employment may be earlier terminated pursuant to the terms expressly set forth herein below. The period during which Employee’s employment with the Company continues, whether under this Agreement or otherwise, but without termination is herein referred to as the “Employment Period.” The parties agree that commencing on the date which is [*] to the schedule expiration of the Term, the Company shall notify Employee of its desire, without obligation, to either renew or extend the then current Term of this Agreement or to permit this Agreement to expire as of the last day of the then current Term. Upon receipt of such notice indicating the Company’s desire to renew or extend the then current Term of this Agreement, the parties shall thereafter discuss in good faith such renewal or extension and any changes or modifications desired to be made to this Agreement with respect to same; provided that absent both the Company and Employee reaching mutual written agreement as to any such renewal or extension of the Term and/or modification of this Agreement, neither the Company nor Employee shall be under any obligation to implement same, it being intended that any such renewal or extension and/or modifications shall be within the sole and absolute discretion of each of the Company and Employee until such time as a definitive written agreement is reached and implemented as between the Company and Employee addressing such matters. Unless the parties otherwise agree in writing, continuation of Employee’s employment with the Company following the expiration of the Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Employee’s employment may thereafter be terminated at will by either Employee or the Company; provided that the provisions of Sections 4, 7, 8, 9,10,11 and 15 of this Agreement shall survive any termination of this Agreement or Employee’s termination of employment hereunder.

2.	POSITION; DUTIES; EXCLUSIVE SERVICES.

(a) Position. During the Employment Period, Employee shall be employed as, and shall have the title of, the Company’s “Chief Executive Officer.” Employee shall constitute and hold the most senior officer position of the Company (which status shall be reflected in Employee’s position, responsibilities, remuneration, benefits and title) with all other officers and employees of the Company reporting directly to or in a line of reporting ending with Employee or his designee.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b) Duties. Employee shall be primarily responsible for supervising and managing the Company’s day to day activities and operations. More particularly, Employee shall have authority and responsibility, within his reasonable discretion and in conformity with the Company’s then current and applicable “Business Plan and Budget” (as defined and provided in the LLC Agreement), for overseeing the day to day operations and conduct of the Company and each “Company Project” (as defined in the LLC Agreement). Employee shall keep the Company’s “Executive Board” (as defined in the LLC Agreement) informed as to the Company’s status and endeavors including in particular the Company’s financial aspects and results, but (subject to the Company’s then current and applicable Business Plan and Budget, general oversight by the Executive Board, and those limitations requiring the approval of the Company’s members as required under the LLC Agreement), will be given appropriate autonomy and latitude and have pervasive creative, operational, and discretionary decision making authority, responsibility and control for overseeing and determining the conduct of the Company’s activities including without limit those regarding the selection, creation, substitution, presentation, production, forums and undertaking of or for the Company Projects, the selection, hiring, firing and use of employees or contractors, the selection, solicitation and arrangements with vendors, suppliers and sponsors, the creation, development, acquisition or implementation of appropriate properties, websites, publications, content, licenses or other assets utilized by the Company, the undertaking of public or marketing communications, announcements or activities, and the conduct of other similar strategic or operating activities for or on behalf of the Company. Employee will perform the foregoing and such other or additional duties as are appropriate to his position, stature and experience all as shall be reasonably assigned to him and as directed from time to time by the Company’s Executive Board.

(c) Reporting Officials. Employee shall report directly to the entire Executive Board of the Company which reporting requirement shall not be delegated, altered or modified without both Employee’s and the Executive Board’s prior written consent and approval. The Company acknowledges and agrees that Employee is entitled to and shall serve as a member of the Company’s Executive Board all as contemplated and provided under the LLC Agreement.

(d) Exclusivity Services. Employee agrees that, during the Employment Period, Employee shall render his full time efforts and services exclusively for the Company all in such manner as shall be necessary to fulfill his duties in a commercially reasonable and proper manner. Notwithstanding the foregoing and for purposes hereof, Employee shall not be restricted from and shall be permitted to engage in and pursue the following activities for Employee’s own account, so long as such activities do not unreasonably interfere with Employee’s performance of his duties hereunder: (i) periodic teaching, instruction and speaking engagements, (ii) investing in and/or holding economic interests in companies in which Employee does not take an operating or management role (or an active participation in the management or operation of the investment) and investments which do not violate the Company’s policies on corporate opportunities (such investment or holding not to exceed a 5% interest in any company, unless otherwise approved in writing by the Company’s Executive Board), (iii) [*], (iv) participating in civic, religious, political, professional, and charitable activities or organizations, and (v) such other activities (including sitting on governing boards) as may be approved by the Company’s Executive Board from time to time (all such activities described under sub-clauses (i) through (v) above are herein referred to as the “Excluded Activities”).

(e) Location. It is agreed that Employee shall render his services and perform his duties primarily from the Company’s principal office location to be established within the metropolitan New York, New York vicinity; provided, that Employee acknowledges and agrees that Employee’s duties hereunder will require him, from time to time, to travel and perform his duties and attend meetings and other functions outside of the New York, New York metropolitan vicinity and that such travel, performance and attendance shall not constitute a breach by the Company of this Agreement.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2

3.	COMPENSATION AND BENEFITS.

(a) Base Salary. Company shall pay Employee an annual base salary equal to Eight Hundred Thousand Dollars ($800,000) per annum (the “Base Salary”). The Base Salary shall be payable to Employee in accordance with the Company’s normal and customary payroll policies but no less frequently than semi-monthly. The Base Salary shall be subject to such deductions and withholdings as are required by law or the customary payroll policies of the Company as applicable to all of its employees. Employee shall be reviewed by the Company’s Executive Board no less frequently than annually for purposes of determining any discretionary merit increase in Employee’s Base Salary, provided that in no event shall the Company be obligated to provide or Employee be entitled to receive an increase in Employee’s Base Salary hereunder. Notwithstanding the foregoing, in the event the Company achieves [*] of its EBITDA target (the “Goal”) as provided in the then applicable Business Plan and Budget for any one or more of calendar years (beginning with the 2014 calendar year), Employee shall be formally reviewed by the Company’s Executive Board within thirty (30) days after the last day of such calendar year for purposes of considering a good faith merit increase in Employee’s Base Salary which increase shall be effective commencing as of the first day of the calendar year following the calendar year in which such Goal is so achieved.

(b) Incentive Bonus. In addition to the Base Salary, for each calendar year during all or any part of which this Agreement or Employee’s employment with the Company remains in effect, Employee shall be entitled to receive the following bonus compensation (each an “Incentive Bonus”) payable to Employee under the following circumstances:

(i) For the period commencing on the Commencement Date and ending on December 31, 2013 (the “Initial Period”), Employee shall be eligible to receive a [*] Incentive Bonus upon achievement of each of (A) the staffing and establishment of the Company’s office and infrastructure, all in a manner reasonably necessary to permit the Company’s conduct of the Company Business, and the achievement of the EBITDA target for the Initial Period as set forth in the Business Plan and Budget, (B) the execution of those agreements covering both the Company’s obtainment of license rights for and the intended initial television distribution and/or broadcast of the Company Project [*] upon terms materially consistent with the Company’s applicable Business Plan and Budget and profit objectives for the 2013 calendar year, (C) the execution of those agreements covering both the Company’s obtainment of license rights for and the intended initial television distribution and/or broadcast of the Company Project [*] upon terms materially consistent with the Company’s applicable Business Plan and Budget and profit objectives for the 2013 calendar year, and (D) the execution of an agreement with the host jurisdiction or sponsoring source covering the Company’s provision of production services regarding the Company Project conducted under the name [*] or similar name all upon terms materially consistent with the Company’s applicable Business Plan and Budget and profit objectives for the 2013 calendar year. For purposes of clarity, should all four of such objectives described in sub-clauses (A), (B), (C), and (D) hereof (the “2013 Objectives”) be achieved, Employee would receive a cumulative Incentive Bonus in respect of the 2013 calendar year equal to [*]. Determination of awards and achievement of each of the 2013 Objectives shall be reasonably determined in good faith by the Company’s Executive Board.

(ii) For the 2014 calendar year, Employee shall be eligible to earn a target Incentive Bonus totaling [*] and a maximum Incentive Bonus totaling [*]. The target Incentive Bonus shall be payable as follows: (A) [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such 2014 calendar year; (B) an additional [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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then current and applicable Business Plan and Budget for such 2014 calendar year; (C) an additional [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such 2014 calendar year; and (D) an additional [*] being paid upon achievement by the Company of [*] for such 2014 calendar year. The maximum portion of the Incentive Bonus shall be payable as follows: (I) [*] being paid upon achievement by the Company of [*] in EBITDA for such 2014 calendar year and (II) an additional [*] being paid upon achievement by the Company of [*] in EBITDA for such 2014 calendar year.

(iii) For each of the 2015 and subsequent calendar years occurring during the Term, Employee shall be eligible to earn a target Incentive Bonus totaling [*] and a maximum Incentive Bonus totaling [*]. The target Incentive Bonus shall be payable as follows: (A) [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such applicable calendar year; (B) an additional [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such applicable calendar year; and (C) an additional [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such applicable calendar year. The maximum portion of the Incentive Bonus shall be payable as follows: (I) an additional [*] being paid upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such applicable calendar year; and (II) an additional [*] being paid upon achievement of upon achievement by the Company of [*] of its EBITDA target provided in the then current and applicable Business Plan and Budget for such applicable calendar year.

(iv) Except as otherwise provided in and subject to Section 5, each such Incentive Bonus provided hereunder will be payable to Employee in full in a lump sum amount (less such deductions and withholdings as are required by law) within sixty (60) days from the end of the applicable calendar year during which and if earned, provided Employee is employed by the Company on the last day of the applicable calendar year. [*] For the avoidance of doubt, the amount of Incentive Bonus payable in respect of EBITDA [*] targets shall be based upon the Company’s audited financial statements for the applicable calendar year.

(c) Employee Benefit Plans. As of the Commencement Date and during Employee’s Employment Period, Employee shall be allowed to participate in all group health, dental, life insurance and qualified and non-qualified retirement plans, equity incentive plans, sick leave, and all other employee benefits provided by the Company, each on the same basis generally as made available by the Company to and received by other similarly situated executive employees of the Company.

(d) Vacation. Employee will be entitled to four (4) weeks paid vacation (for a total of twenty (20) days) annually, in addition to public holidays and other days during which the Company offices are generally closed, in accordance with the Company’s policies and programs in effect from time to time.

(e) Expenses. Company shall pay or reimburse Employee for all reasonable and customary expenses, including entertainment expenses, incurred or paid by Employee in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time. Without limitation of the foregoing, Employee shall be eligible to travel First Class and to first-class accommodations when traveling on Company business to the extent such travel is consistent with the Business Plan and Budget for the year in which such travel occurs.

(f) Support. Without limitation to any rights or authority Employee shall have with respect to the hiring or firing of any employee, the Company shall provide Employee with an executive assistant, a furnished office, and other facilities, equipment, supplies, support staff, and resources all as reasonably

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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necessary to permit and facilitate Employee’s performance of his duties for or on behalf of the Company hereunder. More particularly, the Company shall provide Employee with a cellular phone, laptop computer or tablet device, or other satellite communication devices of such capability, character, range and capacity as reasonably necessary to allow or facilitate Employee’s efficient rendering of his employment services hereunder. The Company shall pay or reimburse Employee for all usage and service charges and fees incurred or imposed with respect to the Employee’s maintenance and use of such equipment in conducting his duties hereunder.

(g) Liability Insurance. Throughout the Employment Period and for so long as Employee remains as either an executive officer of the Company or a member of its Executive Board, the Company shall maintain errors and omissions liability insurance (“Insurance”) covering its “directors and officers” (including Employee) and having a benefit or coverage level of not less than [*] with or through an insurance underwriter of reasonable commercial repute. Such Insurance shall name Employee as an additional insured party, shall provide primary coverage to Employee, and shall waive all rights of subrogation as against Employee. In the event any such Insurance is maintained on other than an “occurrence” basis (i.e. is maintained on a “claims made” or other basis), then from and after the expiration or termination of Employee’s employment with the Company or Employee’s service as a member of the Executive Board, the Company shall provide Employee with an extended reporting endorsement or “tail coverage” providing for extension to Employee of such Insurance coverage for and with respect to those activities, services, acts, errors and omissions performed by Employee for and on behalf of the Company. Those rights and entitlements of Employee under this Paragraph shall be in addition to, and not in lieu of, any and all rights of indemnification provided to Employee under this Agreement, the LLC Agreement or applicable laws.

(h) Required Withholdings. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement, and shall pay over to the appropriate authorities in a manner consistent with all applicable requirements, all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

4.	NON-DISCLOSURE; COVENANT NOT TO SOLICIT EMPLOYEES; COVENANT NOT TO SOLICIT CUSTOMERS AND WORK FOR HIRE.

(a) Non Disclosure. Employee will not, at any time during the Employment Period or within three (3) years after the termination (for any reason) of his employment with the Company, reveal to any person or entity any of the Confidential Information (as defined below) of the Company. Except as specifically hereinafter permitted, Employee will not, either directly or indirectly, make any use of Confidential Information, for Employee’s own benefit or the benefit of any third party, without the Company’s prior written consent. For purposes hereof, “Confidential Information” means all information or material regarding the Company’s business that has commercial value or other utility in the business in which the Company is engaged, or information which if disclosed without authorization could be detrimental to the business of the Company, including, but not limited to, its Business Plan and Budget, other business plans, marketing plans, compensation plans, methods of operation, productions, documentation, processes and techniques, existing and contemplated services, financial information and practices, plans, pricing, and marketing techniques, and employee, sponsor, advertiser, vendor, supplier, network distributor or other similar information; provided, however, the term “Confidential Information” does not include any information or material which (1) becomes generally available to the public other than as a result of an improper disclosure by Employee in violation of his obligations hereunder; or (2) becomes available to Employee on a non-confidential basis from a source other than the Company which source is not known by Employee to owe a duty of confidentiality to the Company; or (3) the Company agrees may be revealed by Employee; or (4) is unrelated to the Company’s business and can be objectively demonstrated as having been independently developed by Employee on his own time and without use of or reliance upon Company’s resources, operations, assets or information; or (5) is required

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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to be disclosed (but then only to the extent so required) under applicable and governing law, rule, or regulation or by judicial or other governmental mandate or process provided, that prior to making any such disclosure under this sub-clause (5), Employee shall notify the Company of the same and cooperate in assisting the Company to obtain or undertake any legally permitted protective measures concerning the information intended to be so disclosed. In addition to the foregoing, Employee shall be entitled to disclose or otherwise use necessary Confidential Information in the course of obtaining advice or services from Employee’s legal, accounting or tax advisers (provided that such advisers agree to keep such information confidential) or to the extent necessary to permit Employee to defend against any claims or prosecutions of any rights or entitlements pertaining to or affected by the Confidential Information so used or disclosed.

(b) Covenants.

(i) Covenant not to Engage in Certain Activities. During the Employment Period, except for the Excluded Activities, Employee shall not (except with the Company’s prior written consent) be employed or render services for any entity other than the Company or its Affiliates or directly or indirectly engage in any activities that are competitive with or detrimental to any business conducted by the Company. In addition, except for Excluded Activities, for a period of [*] from and after any termination of Employee’s employment with the Company occurring prior to (and for reasons other than) the expiration of the Term (which prior termination occurs for any reason), Employee shall neither (except with the prior written consent of the Executive Board, which consent shall not be unreasonably withheld) be employed by or render services for any Competitive Entity for the purpose of directly or indirectly engaging in any Competitive Conduct . The prohibitions set forth in this paragraph 4(b)(i) shall apply to such activities of Employee, whether as owner, employee, independent contractor, partner, consultant, investor, lender or otherwise, and whether acting alone or together with others, except that nothing herein contained shall prohibit or prevent Employee from either (A) owning less than five percent (5%) of the number of outstanding shares of any securities listed for trading on any national exchange or (B) engaging in the Excluded Activities. “Competitive Entity” shall be defined as a business (whether conducted through an entity or by individuals including employee in self-employment) that is engaged in any Competitive Conduct, whether directly or indirectly through any parent, subsidiary, affiliate, joint venture, partnership or otherwise. “Competitive Conduct” shall be defined as any [*] (including without limitation a Company Business) which (x) are carried on in any geographic location where the Company conducts its business and (y) consist of the [*] which either have previously been (during the [*] prior) or are then being undertaken by the Company or planned and actively in the process of being developed by the Company (as evidenced by written proposals, market research, and similar materials) all as shall be determined at the time of Employee’s termination of employment.

(ii) Covenant not to Solicit Employees. While employed by the Company and for a period of [*] from and after any termination (for any reason) of Employee’s employment with the Company, Employee will not, directly or indirectly, on behalf of Employee or any other person or entity, (A) solicit, recruit, entice or induce any officer, director, employee or contractor of the Company for the purpose of causing such person to terminate his or her relationship with the Company and to engage in any similar relationship with Employee or any other person or entity; (B) solicit or encourage any then current officer, director, employee or contractor of the Company (or any officer, director, employee or contractor who left the employment or service of the Company coincident with, or within one year prior to or six months after, the date of Employee’s termination of employment with the Company) to accept any similar employment or service arrangement with any business, person or entity with which Employee may be associated; or (C) engage in any other activity that would cause any then current officer, director, employee or contractor to violate any agreement he or she may have with the Company.

(iii) Covenant not to Solicit Associates. While employed by the Company and for a period of [*] from and after any termination (for any reason) of Employee’s employment with the

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Company, Employee will not, directly or indirectly, on behalf of Employee or any other person or entity, (A) solicit, recruit, entice or induce any “Associate” (as hereinafter defined) of the Company for the purpose of causing such Associate to terminate or diminish such Associate’s relationship with the Company; or (B) engage in any other activity that would cause any Associate to violate any agreement such Associate may have with the Company. An “Associate” of the Company for purposes of this subparagraph 4(b)(iii) means any client, customer, performer, vendor, supplier, sponsor, advertiser, participant, partner, joint venturer, licensor, licensee, television network, media distributor, content provider, content producer, venue, site, location or other business associate who has conducted business with the Company and with whom or which Employee had any direct or indirect contact for, through, on behalf or in the name of the Company in each instance during the twelve (12) month period immediately preceding the termination (for any reason) of the Employee’s employment with the Company.

(c) Reasonableness and Injunctive Relief.

(i) Employee acknowledges that the covenants of Employee under this Section 4 and their respective time, activity, and other limitations) are reasonable and that said limitations are no greater than necessary to protect the Company’s legitimate business interests in light of Employee’s position with the Company. Notwithstanding the foregoing, if any provision of Section 4 hereof, as applied to any party or to any circumstance, is judged by a court or arbitrator to be invalid or unenforceable, the same will in no way affect the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the scope or duration covered thereby, the parties hereto agree that the court or arbitrator making such determination will have the power to reduce the scope and/or duration of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

(ii) Employee acknowledges and agrees that, in the event of a breach of this Section 4 by Employee, the Company will suffer irreparable damage and the Company’s remedy at law will be inadequate. Accordingly, the Company shall be entitled to seek ex parte, preliminary, interlocutory, temporary, or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent Employee from violating such provision or provisions or to prevent the continuance of any violation thereof. Employee expressly waives any requirement based on any statute, rule or procedure, or other source, that the Company post a monetary or other bond as a condition of obtaining any of the above–described remedies; provided, that nothing contained herein shall prevent Employee from defending against or challenging any such claim or remedies based upon the merits of the subject matter or events at issue.

(d) Work Product. Employee acknowledges and confirms that as between the Company and Employee, the Company shall own all of the worldwide right, title and interest in and to all inventions, original works of authorship, developments, creations, concepts or improvements (in whatever form or format), copyrightable or non-copyrightable material, or portions thereof that Employee makes, conceives, discovers, reduces to practice and/or creates (in whole or in part), either alone or with others, which are not the result of or created in connection with Excluded Activities and which (i) relate to the business of the Company or any of the content, projects, shows, products or services being developed, licensed, sold or provided directly, indirectly or in the form of a joint venture by or involving the Company or which may be used in relation therewith and (ii) result from the use of the premises, facilities, personnel, resources or personal property or assets (whether tangible or intangible) licensed, owned, leased or contracted for by the Company (collectively, “Work Product”). Employee acknowledges and agrees all copyrightable works of authorship in and to the Work Product are and will be created as part of and within the scope of Employee’s employment with the Company and are and when created shall be “works made for hire” as that term is defined in the United States Copyright Act, 17 U.S.C. § 101 et seq. To the extent, if any, that any Work Product is not deemed to be “works made for hire” for the Company, in whole or in part (or to the extent, if any, that ownership of all rights therein do

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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not otherwise vest exclusively in the Company). In addition, to the extent that ownership of any elements of Work Product are not deemed to have vested exclusively with the Company by operation of law or otherwise, Employee agrees to and does hereby irrevocably assign, sell, transfer, grant and convey all of Employee’s worldwide right, title and interest in and to Employee’s Work Product to the Company, its successors and assigns for perpetuity (or if perpetuity is not permitted, then for the longest period of time otherwise permitted by law), the same to be held and enjoyed by the Company, its successors and assigns to the fullest extent possible but without any further or additional express or implied warranty be given or required of Employee in connection therewith.

(e) Upon Employee’s termination of employment hereunder, or at any other time the Company may so request, Employee shall return to the Company all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Employee’s possession or control (including any of the foregoing stored or located in Employee’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information.

5.	TERMINATION OF EMPLOYMENT.

Employee’s Employment Period and employment with the Company may not be terminated except under the following circumstances:

(a) Termination upon Death. Employee’s employment with the Company will automatically, and without further notice, terminate upon Employee’s death.

(b) Termination upon Disability/Incapacity. Employee’s employment with the Company shall terminate within thirty (30) days after written notice to Employee that the Executive Board has determined to terminate the Employee’s employment as a result of his Disability during the Employment Period. For purposes of this Agreement, the term “Disability” shall mean a physical or mental disability that prevents the performance by Employee of his duties hereunder for a continuous period of 120 consecutive days or longer, or for 180 days or more in any consecutive 12-month period. The determination of Employee’s Disability shall (i) be made by an independent physician who is reasonably acceptable to the Company and Employee (or his representative), (ii) be final and binding on the parties hereto, and (iii) be made taking into account such competent medical evidence as shall be presented to such independent physician by Employee and/or the Company or by any physician or group of physicians or other competent medical experts employed by Employee and/or the Company to advise such independent physician. Notwithstanding the foregoing, if the Employee is deemed to suffer from a Disability pursuant to this Paragraph 5(b), the Executive Board may, in lieu of terminating the Employee’s employment hereunder, suspend the Employee without pay for such period as the Executive Board deems advisable in light of the circumstances. Nothing in this Paragraph 5(b) shall be construed to waive Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.

(c) Termination for Cause. The Company shall have the right, but not the obligation, to terminate Employee’s employment for “Cause.” For purposes hereof, “Cause” shall mean: mean (i) Employee’s [*] failure to perform his [*] obligations and duties under this Agreement which, if reasonably subject to cure, is not remedied by Employee within [*] days after receipt of written notice from the Company specifying such failure; (ii) commission by Employee of a [*] act of fraud, theft, or embezzlement [*]; (iii) a [*] breach by Employee of Section 4 of this Agreement which, if reasonably subject to cure, is not remedied by Employee within ten (10) days after receipt of written notice from the Company specifying such breach (provided, no such notice or cure shall be required for any second or subsequent occurrence of the same or similar material breach committed by Employee); (iv) an act or acts on Employee’s part constituting (x) a felony conviction (including any plea of guilty) under the laws of

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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the United States or any state thereof or (y) a misdemeanor conviction (including any plea of guilty) involving any act of fraud, dishonesty or theft; or (v) Employee’s material violation of any material law, regulation or rule applicable to the Company’s business and operations which violation, if reasonably subject to cure , is not remedied by Employee within fifteen (15) days after Employee’s receipt of written notice from the Company specifying such violation. [*].

(d) Termination Without Cause. The Company shall have the right to terminate Employee’s employment for or without any reason not otherwise specified as constituting “Cause” herein, upon providing Employee with written notice (a “WOC Notice”) of such termination with such termination being effective on the date specified under such WOC notice (and with any such termination constituting a termination “Without Cause” under this Agreement). [*] Upon Employee’s receipt of a WOC Notice, Employee shall be entitled to accelerate the effective date of any such termination specified by the Company thereunder.

(e) [*]

(f) Termination [*]. Employee shall have the right to terminate Employee’s employment for or without any reason [*], upon providing the Company with not less than thirty (30) days advance written notice (a “WOR Notice”) of such termination with such termination being effective from and after the date which is thirty (30) days after the Company’s receipt of such WOR notice, or if later, any subsequent date specified under such WOR Notice. Upon the Company’s receipt of any WOR Notice, the Company shall be entitled to accelerate the effective date of any such termination occurring under this Paragraph.

(g) Resignation from Certain Offices and Directorships. Unless the Company agrees in writing to waive this requirement, upon the termination of Employee’s employment for any reason, Employee shall be deemed to have been similarly terminated from (i) all employment positions and offices held with any subsidiary or affiliate of the Company or any other entity to which the Company appoints and Employee agrees to serve as an employee or officer, (ii) all director positions held with any subsidiary of the Company and (iii) all fiduciary positions (including as trustee) held by Employee with respect to any pension plans or trusts established by any such entities in clause (i) above [*]. Employee shall cooperate in taking all actions reasonably requested by the Company to effectuate those terminations described under sub-clauses (i) through (iii) hereof.

6.	COMPENSATION UPON TERMINATION

(a) Termination upon Death. If Employee’s employment with the Company terminates by reason of Employee’s death, the Company will, within thirty (30) days of such termination, pay to such person as Employee may designate or, if no such person is designated, to Employee’s estate in a lump sum amount (less such deductions and withholdings as are required by law), the following, in each case computed up to the date of death: (i) Employee’s accrued and unpaid Base Salary; (ii) any unpaid Incentive Bonus attributable to any previously completed calendar year, (iii) any unreimbursed expenses properly incurred by Employee and subject to reimbursement under this Agreement; (iv) any accrued and unused vacation; and (v) any benefits then vested under any benefit plan and otherwise payable in accordance with the provisions of such governing plan. The amounts referred to under sub-clauses (i) through (iv) above are herein collectively referred to as the “Accrued Amounts”) which Accrued Amounts shall be capable of being determined as of any particular date. In addition to the Accrued Amounts, upon a termination of Employee’s employment with the Company under this Paragraph 6(a) prior to the last day of any calendar year, the Company shall additionally pay to such person as Employee may designate or, if no such person is designated, to Employee’s estate in a lump sum amount a pro rated amount of the Incentive Bonus for the calendar year in which Employee’s death occurs at such time as such Incentive Bonus would otherwise be payable under the applicable provisions of this Agreement as if Employee’s death and resulting termination of employment with the Company had not occurred.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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(b) Termination upon Disability. If Employee’s employment with the Company terminates by reason of Employee’s Disability, the Company will, within thirty (30) days of such termination, pay to Employee (or his legal representative), in a lump sum amount (less such deductions and withholdings as are required by law) all Accrued Amounts determined as of and through the effective date of the termination of Employee’s employment with the Company by reason of his Disability hereunder. In addition to the Accrued Amounts, upon a termination of Employee’s employment with the Company by reason of his Disability prior to the last day of any calendar year, the Company shall additionally pay to Employee (or his legal representative) in a lump sum amount a pro-rated amount of the Incentive Bonus for the calendar year in which Employee’s Disability occurs at such time as such Incentive Bonus would otherwise be payable under the applicable provisions of this Agreement as if Employee’s Disability and the resulting termination of employment with the Company had not occurred.

(c) Termination for Cause [*]. If Employee’s employment with the Company is terminated either by the Company for Cause [*], the Company will, within thirty (30) days of such termination, pay to Employee in a lump sum amount (less such deductions and withholdings as are required by law) all Accrued Amounts determined as of and through the applicable and effective date of any such termination of Employee’s employment with the Company for Cause [*] hereunder.

(d) Termination by Company Without Cause [*]. If Employee’s employment with the Company is terminated either by the Company Without Cause [*], the Company will, within thirty (30) days of such termination, pay to Employee [*] (less such deductions and withholdings as are required by law) all Accrued Amounts determined as of and through the effective date of either such termination of Employee’s employment with the Company. If Employee’s employment with the Company is terminated either by the Company Without Cause [*], in either case prior to the expiration of the Term, subject to Employee’s continued compliance with Section 4 and Employee executing and not revoking a Release (as defined below), the Company shall pay and [*] following such termination of Employee’s employment, and (iii) [*] would otherwise be payable under the applicable provisions of this Agreement as if Employee’s termination of employment with the Company had not occurred (collectively, the “Severance Payments”); provided, that, the first payment of Severance Payments shall not be paid or provided until the thirtieth (30th) day (or the sixtieth (60th) day if Employee is provided forty-five (45) days pursuant to applicable law to consider the Release (as defined below)) following the date of termination and shall include payment of any amounts that would otherwise be due hereunder prior thereto. Additionally, if Employee’s employment with the Company is terminated either by the Company Without Cause [*], provided the Company is able to continue to cover Employee and his dependents under the terms and conditions of the Health Insurance plans (including without limitation, Section 2716 of the Public Health Service Act), the Company shall provide and extend to Employee and his dependent family members the continued ability to participate in the Health Insurance, with the same coverage levels and on the same terms and conditions, in and under which Employee and his dependent family members participated immediately prior to any such termination of Employee’s employment with the Company; provided, that Employee’s and his dependent family members eligibility to participate in the Health Insurance shall cease upon the earlier of (i) the date Employee and his dependent family members becoming eligible to participate in similar plans sponsored by a subsequent employer and (ii) the expiration of such coverage under the terms and conditions of the Health Insurance plans. Employee shall be responsible for all costs associated with such coverage. As a condition of receiving the Severance Payments set forth under this Paragraph 6(d), Employee shall sign a general release of claims as against the Company, its affiliates, and their officers, directors and employees in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days (forty-five days (45) for a group termination) following Employee’s last day of employment with Company and Employee shall not have revoked such Release within the applicable revocation period, if any. If Employee does not sign the Release or Employee signs the Release and revokes or rescinds it, Employee shall not be entitled to receive any compensation under the provisions of this Agreement after the date of termination.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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(e) No Mitigation [*]. For the avoidance of doubt, (i) Employee shall not have a duty to mitigate any damages which Employee might be deemed to have suffered as a result of the termination of Employee’s employment with the Company for any reason; and [*].

(f) Effect of Compliance with Compensation upon Termination Provisions. Upon complying with Paragraphs 6(a) through 6(e) above, as applicable, Employee shall have no further rights to any compensation or any other benefits under this Agreement and those payments made by the Company shall constitute full and complete discharge of all responsibilities or liabilities owed by the Company to Employee for or in connection with Employee’s employment with the Company or the termination thereof.

(g) Compliance with Section 409A. All provisions providing for payment of “nonqualified deferred compensation” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”)) are intended to comply with the requirements of Code Section 409A, and this Agreement shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer any such deferred payment, except in compliance with Code Section 409A, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits on account of a termination of employment that are subject to Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In the event that Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is “non-qualified deferred compensation” as defined under Code Section 409A and any applicable Treasury Regulations payable on account of a “separation from service” and which does not otherwise qualify for an exemption or exception under Code Section 409A, payment shall be made on the earlier of (A) the first regular pay date after the six (6) month anniversary of such “separation from service,” or (B) the date of Employee’s death. Any payments delayed by reason of the prior sentence shall be caught up and paid in a single lump sum on the date indicated by the previous sentence. For purposes of Code Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments under Treasury Regulations Section 1.409A-2(b)(2)(iii). Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. All taxable expenses or reimbursements under this Agreement shall be made to Employee on or prior to the last day of Employee’s taxable year following the taxable year Employee incurred such expenses; and no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year (provided that the foregoing shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Internal Revenue Code of 1986, as amended, solely because such expenses are subject to a limit related to a period the arrangement is in effect). Amounts payable hereunder that satisfy the short-term deferral exception in Treas. Reg. §1.409A-1(b)(4) or the separation pay exception in Treas. Reg. 1.409A-1(b)(9)(iii) shall not be treated as non-qualified deferred compensation for purposes of this Agreement and Code Section 409A. The Company shall not be obligated to reimburse Employee for any tax penalty or interest or provide a gross-up in connection with any tax liability of Employee under Code Section 409A.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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7. PARTIES BENEFITED; ASSIGNMENTS; NO CONFLICT. This Agreement shall be binding upon Employee, Employee’s heirs and Employee’s personal representative or representatives, and upon Company and its respective affiliates, successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Employee, other than by will or by the laws of descent and distribution. This Agreement may not be assigned by the Company without Employee’s prior written consent; provided that notwithstanding the foregoing, this Agreement may be assigned by the Company (without Employee’s consent) to any subsidiary or controlling entity, to any entity owning or acquiring all or substantial all of the assets and business operations of the Company, or to any partnership or other venture which the Company participates and controls; provided that such permitted assignment is acknowledged by the assignee in writing and subject to such assignee’s specific assumption of all obligations owed to Employee under this Agreement. Employee hereby represents and warrants to the Company that (A) Employee is entering into this Agreement voluntarily and that the performance of Employee’s obligations hereunder will not violate any agreement between Employee and any other person, firm, organization or other entity, and (B) Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by Employee’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.

8. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflict provisions or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, and Employee and Company hereby expressly consents to the personal jurisdiction of the state and federal courts located in the State of New York for any lawsuit arising from or relating to this Agreement.

9. LITIGATION AND REGULATORY COOPERATION. During and for three (3) years after Employee’s Employment Period, Employee will reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Employee was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect Employee or expose Employee to an increased probability of civil or criminal litigation. Employee’s cooperation in connection with such claims or actions shall include, without limitation, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Employee’s employment, Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. The Company will pay Employee on an hourly basis (to be derived from Employee’s most recent Base Salary) for requested litigation and regulatory cooperation that occurs after Employee’s termination of employment as well as for reasonable travel expenses that are incurred by Employee in connection with such cooperation.

10. [*].

11. MISCELLANEOUS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. No modification or amendment of this Agreement shall be valid unless in writing and signed by the Company and Employee. The failure of a party to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce any provision of this Agreement. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof or the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of, or control or affect the meaning of, any provision hereof. This Agreement shall not be construed against any party on the grounds that such party drafted this Agreement. Notices to either party shall be in writing and sent by any reputable method that provides physical or electronic evidence of signature evidencing receipt to the respective addresses first set forth above.

12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile or other electronically transmitted copies of counterpart signatures to this Agreement shall be acceptable and binding.

13. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

Richard Beckman

100 Husted Lane

Greenwich, CT 06830

Facsimile: (203) 869-6850

If to the Company:

Three Lions Entertainment, LLC

c/o Richard Beckman

100 Husted Lane

Greenwich, CT 06830

Attn: Executive Board

Facsimile: (203) 869-6850

with a copy to Simon Worldwide, Inc.:

Simon Worldwide, Inc.

c/o The Yucaipa Companies

9130 West Sunset Boulevard

Los Angeles CA 90069

Attn: Jeff Johnson

Facsimile: (310) 789-7201

or to such other address as either party furnishes to the other in writing in accordance with this Section. All such notices, requests, consents and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch, and (iii) in the case of mailing, on the third (3rd) business day after the posting thereof.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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15. ATTORNEY’S FEES. In any action or proceeding to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and costs, in addition to any other available remedy.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EMPLOYEE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY BASED ON EMPLOYEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement effective as of the date first written above.

EMPLOYEE:

RICHARD BECKMAN

COMPANY:

THREE LIONS ENTERTAINMENT, LLC

By:
Name:	Jeff Johnson
Title:	Authorized Signatory

[Signature Page to Beckman Employment Agreement]

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Three Lions Entertainment, LLC a Delaware limited liability company (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof which in any way arise out of, are based upon, or relate to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to [*] Employment Agreement, dated as of             , 2013, between Three Lions Entertainment, LLC and the undersigned (the “Employment Agreement”), (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) [*] any rights provided under the Company’s governing Limited Liability Company Agreement.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of             ,         .

Richard Beckman

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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